UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Unit Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNIT CORPORATION

NOTICE OF THE ANNUAL MEETING OF OUR STOCKHOLDERS

AND

PROXY STATEMENT

Meeting Date	Wednesday, May 5, 2010

Meeting Time	11:00 a.m., Central Time

Meeting Place	Tulsa Room - Ninth Floor
Bank of Oklahoma Tower
One Williams Center
Tulsa, Oklahoma

Dear Stockholder:

On behalf of the board of directors and management, it is my pleasure to invite you to our Annual Meeting of Stockholders to be held on Wednesday, May 5, 2010 at 11:00 a.m., Central Time. The meeting will be held in the Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma.

By attending the meeting you will have an opportunity to hear a report on our operations and to meet our directors and officers. There will also be time for questions.

Information about the meeting, including the various matters on which you will act, may be found in the attached Notice of Annual Meeting of Stockholders and proxy statement.

We hope that you will be able to attend the Annual Meeting. However, whether or not you plan to attend the meeting in person, it is important that your shares be represented. Please vote your shares using one of the methods available to you.

If you have any further questions concerning the annual meeting or any of the proposals, please contact our investor relations department at (918) 493-7700. If you are a registered stockholder and have questions regarding your stock ownership, you may contact our transfer agent, American Stock Transfer & Trust Company at:

Toll Free Number:  (800) 710-0929

Foreign Stockholders:  (718) 921-8283

Web Site Address: www.amstock.com

AST Customer Service Representatives are also available through AST’s “Live Help” Internet service weekdays from 9:00 a.m. - 5:00 p.m., Eastern Time.

I look forward to your participation and thank you for your continued support.

Dated this 19th day of March, 2010.

Sincerely,

John G. Nikkel

Chairman of the Board

7130 S. Lewis, Suite 1000, Tulsa, OK 74136  —  PO Box 702500, Tulsa, OK 74170

Phone:  (918) 493-7700 ** Fax: (918) 493-7711

UNIT CORPORATION

7130 South Lewis, Suite 1000

Tulsa, Oklahoma 74136

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	11:00 a.m., Central Time, on Wednesday, May 5, 2010

Place	Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma

Items of Business	• elect William B. Morgan, John H. Williams, and Larry D. Pinkston, the three directors named in the proxy, for a three-year term expiring in 2013 (Item No. 1 on the proxy card);

• approve the Unit Corporation 2000 Non-Employee Directors’ Stock Option Plan as Amended and Restated May 29, 2009 (Item No. 2 on the proxy card);

• ratify the selection of PricewaterhouseCoopers LLP, Tulsa, Oklahoma, as our independent registered public accounting firm for our fiscal year 2010 (Item No. 3 on the proxy card); and

• transact any other business that properly comes before the meeting or any adjournment(s) of the meeting.

Record Date	March 8, 2010

Voting Options

Most stockholders have four options for submitting their vote:

•    via the Internet at http://www.voteproxy.com,

•    by phone (please see your proxy card for instructions),

•    by mail, using the paper proxy card, and

•    in person at the meeting.

Date of this Notice	March 19, 2010

By Order of the Board of Directors,

Mark E. Schell

Senior Vice President,

Secretary and General Counsel

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, we urge you to vote.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 5, 2010

This proxy statement and the accompanying proxy card are being mailed to our stockholders in connection with the solicitation of proxies by the board of directors for the 2010 Annual Meeting of Stockholders. Mailing of this proxy statement will commence on or about March 19, 2010.

(i)

APPENDIX	A — Unit Corporation 2000 Non-Employee Directors’ Stock Option Plan

(ii)

QUESTIONS AND ANSWERS

Q:	Why am I receiving these materials?

A:	The board of directors of Unit Corporation, a Delaware corporation, is providing these proxy materials to you in connection with our annual meeting of stockholders. The meeting will take place on May 5, 2010. As a stockholder, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:	Who can vote?

A:	You can vote if you were a stockholder at the close of business on the record date, March 8, 2010. On that date, there were 47,592,327 shares outstanding and entitled to vote at the meeting.

Q:	What information is contained in this proxy statement?

A:	The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of our directors and certain executive officers and certain other required information.

Q:	Who does the phrase “named executive officers” refer to in this proxy statement?

A:	For purposes of this proxy statement, our named executive officers are:

•	Larry D. Pinkston, our Chief Executive Officer and President;

•	Mark E. Schell, our Senior Vice President, General Counsel and Secretary;

•	David T. Merrill, our Chief Financial Officer and Treasurer;

•	John Cromling, the Executive Vice President of Unit Drilling Company; and

•	Bradford J. Guidry, the Executive Vice President of Unit Petroleum Company.

Q:	Can I access the proxy material on the Internet?

A:	Yes. We place the proxy material on our web site www.unitcorp.com.

Q:	How may I obtain the company’s 10-K?

A:	You may go to our website, www.unitcorp.com, and download and print a copy of our Form 10-K, or you can have one mailed to you at no charge by submitting a request for one to:

Unit Corporation

Attn: Investor Relations

7130 South Lewis, Suite 1000

Tulsa, Oklahoma 74136

(918) 493-7700

www.unitcorp.com

We will also furnish any exhibit to the 2009 Form 10-K if specifically requested.

Q:	Who can attend the meeting?

A:	All stockholders can attend.

Q:	What am I voting on?

A:	You are voting on:

•	The election of William B. Morgan, John H. Williams, and Larry D. Pinkston to the board of directors for terms that expire in 2013.

•	The approval of the Unit Corporation 2000 Non-Employee Directors’ Stock Option Plan, as Amended and Restated May 29, 2009.

•	The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010.

Q:	How do I cast my vote?

A:	If you hold your shares as a stockholder of record, you can vote in person at the meeting or you can vote by mail, telephone or the Internet. If you are a street-name stockholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

The enclosed proxy card contains instructions for voting by mail, by telephone, or over the Internet. The proxies identified on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote those shares as recommended by the board.

Q:	How does the board recommend I vote on the proposals?

A:	The board recommends you vote “FOR” each of the proposals.

Q:	Can I revoke my proxy?

A:	Yes. You can revoke your proxy by:

•	Submitting a new proxy;

•	Giving written notice before the meeting to our corporate secretary stating that you are revoking your proxy; or

•	Attending the meeting and voting your shares in person.

Q:	Who will count the vote?

A:	American Stock Transfer & Trust Company, our transfer agent, will count the vote. A representative of American Stock Transfer & Trust Company will also act as the inspector of election.

Q:	How many votes must be present to hold the Annual Meeting?

A:	In order to conduct business and have a valid vote at the meeting a quorum must be present in person or represented by proxies. A quorum is defined as at least a majority of the shares outstanding on the record date and entitled to vote. In accordance with our amended and restated bylaws, or bylaws, and Delaware law, broker “non-votes” and proxies reflecting abstentions will be considered present and entitled to vote for purposes of determining whether a quorum is present.

Q:	What are broker “non-votes”?

A:	Broker “non-votes” occur when a broker is not permitted to vote shares it holds for a beneficial owner and the beneficial owner does not provide voting instructions. Shares held in a broker’s name may be voted by the broker, but only in accordance with the rules of the New York Stock Exchange, or the NYSE. Under those rules, the broker must follow the instructions of the beneficial owner. If instructions are not provided, NYSE rules determine whether the broker may vote the shares based on its own judgment or is required to withhold its vote, and the determination depends on the proposal being voted on.

Q:	How many votes are required to approve the proposals?

A:	Directors will be elected by a plurality of the votes cast. The three nominees with the greatest number of “FOR” votes will be elected as directors. Votes withheld will have no effect on the election of directors. Broker “non-votes” will be treated as though they are not entitled to vote and will not affect the outcome of the director elections.

The approval of the amended non-employee directors’ stock plan and the ratification of PWC as our independent registered public accounting firm each require the affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the proposal. Abstentions on either or both of these two matters will be treated as votes against the proposal. Broker “non-votes” will be treated as though they are not entitled to vote and will not affect the outcome of the proposals.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with the transfer agent, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the company or to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:	What shares are included on my proxy card?

A:	Your proxy card represents all shares registered to your account in the same social security number and address. However, the proxy card does not include shares held for participants in our 401(k) plan. Instead, those participants will receive from the plan trustee separate voting instruction cards covering these shares. If voting instructions are not received from participants in the plan, the plan trustee will vote the shares in the same proportion as the votes that were cast by participants.

Q:	What does it mean if I get more than one proxy card?

A:	Your shares are probably registered in more than one account. You should vote each proxy card you receive. We encourage you to consolidate all your accounts by registering them in the same name, social security number and address.

Q:	How many votes can I cast?

A:	On each matter, including each director position, you are entitled to one vote per share.

Q:	What happens if additional matters are presented at the meeting?

A:	Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted on at the meeting. If you grant a proxy, the persons named as proxyholders, Larry D. Pinkston and Mark E. Schell, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of the board’s nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for that candidate or candidates as may be nominated by the board on the recommendation of the nominating and governance committee.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	Stockholder Proposals. For a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, the written proposal must be received by our corporate secretary at our principal executive offices no later than November 15, 2010. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Proposals will also need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

Unit Corporation

7130 South Lewis, Suite 1000

Tulsa, Oklahoma 74136

Fax: (918) 496-6302

For a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of our common stock to approve that proposal, provide the information required by our bylaws and give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by the corporate secretary:

•	Not earlier than the close of business on January 5, 2011; and

•	Not later than the close of business on February 4, 2011.

If the date of the stockholder meeting is moved more than 30 days before or 70 days after the anniversary of our annual meeting for the previous year, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days before the meeting and no later than the close of business on the later of the following two dates:

•	90 days before the meeting; and

•	10 days after public announcement of the meeting date.

Nomination of director candidates. You may propose director candidates for consideration by the board’s nominating and governance committee. Any recommendations should include the nominee’s name and qualifications for board membership and should be directed to our corporate secretary at the address of our principal executive offices set forth above. In addition, our bylaws permit a stockholder to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of our common stock to elect the nominee and provide the information required by our bylaws, including a statement by the stockholder identifying (i) the name and address of the stockholder, as they appear on the company’s books, and of the beneficial owner, if any, on behalf of who the nomination or proposal is made, (ii) the class and number of shares of our capital stock which are owned beneficially and of record by the stockholder (and such beneficial owner, if any), (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss or manage risk of a stock price change for or to increase the voting power of such stockholder or beneficial owner with respect to any shares of stock of the corporation, (iv) a representation that the stockholder is a holder of record of our stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the nomination, and (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of the nomination. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by the corporate secretary within the January 5, 2011 through February 4, 2011 time period described above.

Copy of Bylaw Provisions. You may contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our bylaws are also available on our website at http://www.unitcorp.com.

Q:	How is this proxy solicitation being conducted?

A:	We have hired The Altman Group, Lyndhurst, New Jersey, as proxy solicitor to assist in the distribution of proxy materials and solicitation of votes. We will pay the Altman Group a base fee of $8,000, plus an hourly rate of $250 per hour (not to exceed 10 hours). We will also pay the Altman Group’s out-of-pocket expenses and additional fees for telecommunications and data processing services. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. Some of our employees may also solicit proxies. The Altman Group or our employees may solicit proxies in person, by telephone and by mail. None of our employees will receive special compensation for these services, which the employees will perform as part of their regular duties.

Q:	How can I obtain the company’s corporate governance information?

A:	Our Internet website is located at www.unitcorp.com. You may also enter www.unitcorp.com/corpgov.html for a direct link to the following information:

•	Our bylaws;

•	Audit Committee Charter;

•	Compensation Committee Charter;

•	Nominating and Governance Committee Charter;

•	Corporate Governance Guidelines;

•	Code of Business Conduct and Ethics;

•	Accounting and Auditing Complaint Procedures;

•	Policy and Procedures with respect to Related Person Transactions; and

•	Director Independence guidelines.

Our corporate governance webpage also has a link for reporting on any accounting, internal controls, or auditing matters that pertain to us.

CORPORATE GOVERNANCE AND BOARD MATTERS

GENERAL GOVERNANCE INFORMATION

We are committed to having sound corporate governance principles. Our Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website at http://www.unitcorp.com/corpgov.html and copies of these documents may also be obtained from our corporate secretary. These provisions apply to our employees, including our principal executive officer, principal financial officer and principal accounting officer. We will post any amendments or waivers to our Code of Business Conduct and Ethics (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) on our website.

Each year, our directors and executive officers are obligated to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Our chief executive officer and general counsel are charged with resolving any conflict of interests not otherwise resolved under one of our other policies.

DIRECTOR INDEPENDENCE CRITERIA

Our board has defined an independent director as a director who the board has determined has no material relationship with the company, either directly, or as a partner, stockholder, or executive officer of an organization that has a relationship with the company. A relationship is “material” if, in the judgment of the board, the relationship would interfere with the director’s independent judgment. Based on the materiality guidelines adopted by the board, a director is not independent if:

•

the director, or the director’s “immediate family member” received any payment from the company in excess of $100,000 during any twelve-month period within the last three years, other than compensation for board service and pension or other forms of deferred compensation for prior service with the company, except that compensation received by an immediate family member for service as an employee of the company (other than as an executive officer) need not be considered in determining independence;

•

the director is an executive officer or employee of, or his or her immediate family member, is an executive officer of, a company, or other for profit entity, to which the company made, or from which the company received for property or services (other than those arising solely from investments in the company’s securities), payments in excess of the greater of $1 million or 2% of such company’s consolidated gross revenues in any of the last three fiscal years;

•

the director serves as an executive officer of any tax exempt organization which received contributions from the company in any of the preceding three fiscal years in an aggregate amount that exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues.

Any person who, or whose immediate family member(s), has within the last three years had any of the following relationships with the company does not qualify as an independent director.

•	Former employees. No director will be independent if he or she is currently, or was at any time within the last three years, an employee of the company.

•

Interlocking directorships.  No director, and no immediate family member of a director, may currently be, or have been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee.

•

Former executive officers of company.  No director will be independent if he or she has any immediate family member that is currently, or was at any time within the last three years, an executive officer of the company.

•

Former auditor.  No director will be independent if (i) he or she or an immediate family member is a current partner of a firm that is the company’s internal or external auditor; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm; and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or an immediate family member was at any time within the last three years but is no longer a partner or employee of such a firm and personally worked on the company’s audit within that time.

Additional requirements for audit committee members.  A director is not considered independent for purposes of serving on the audit committee, and may not serve on the audit committee, if the director:

•

receives directly or indirectly any consulting, advisory, or compensatory fee from the company, other than fees for service as a director or fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the company (provided that such compensation is not contingent in any way on continued service); or

•

is an affiliated person of the company or its subsidiaries, as determined in accordance with SEC regulations. In this regard, audit committee members are prohibited from owning or controlling more than 10% of any class of the company’s voting securities or such lower amount as may be established by the SEC.

Additional requirements for compensation committee members.  A director is not considered independent for purposes of serving on the compensation committee, and may not serve on the compensation committee, if the director:

•	receives directly or indirectly any remuneration as specified for purposes of Section 162(m) of the Internal Revenue Code;

•	has ever been an officer of the company; or

•

has a direct or indirect material interest in any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships required to be disclosed under SEC Regulation S-K Item 404(a) and involving, generally, amounts in excess of $120,000.

DIRECTOR INDEPENDENCE DETERMINATIONS

The board has determined that William B. Morgan, John H. Williams, J. Michael Adcock, Gary R. Christopher, Robert J. Sullivan Jr. and Steven B. Hildebrand have no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company) and is independent within the meaning of both our director independence standards and those of the NYSE, as currently in effect. The board has also determined that each of the members of its three standing committees has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company) and is “independent” within the meaning of our director independence standards.

ROLE OF THE BOARD IN OUR RISK MANAGEMENT PROCESS

Our board plays an important but non-scripted role in the oversight of actions we take to manage certain of the potentially significant risks we face. Historically, the primary responsibility for monitoring those risks resided with our audit committee through its oversight of our internal controls and procedures. In early 2009, we began to develop an enterprise risk management plan, and, in June 2009, a risk management committee was established. Currently the committee is staffed by eleven of our executive and operations management employees. Our director of corporate planning is responsible for coordinating the efforts of this committee. During the second half of 2009, this committee began to identify and analyze risks that could potentially pose a significant risk to our company as a whole. In the fall of 2009, the committee began the process of conducting an in-depth risk analysis and, where it was determined to be necessary or feasible, developing a remediation plan for the highest-priority risks identified. The director of corporate planning provided periodic progress reports directly to the audit committee, and will continue to do so until all phases of the plan are complete. The audit committee made and continues to make recommendations to the committee concerning the scope and nature of the risk assessment plan. The audit committee will continue to oversee, on behalf of the board, our ongoing efforts to develop and implement our risk management plan.

In addition to the general oversight exercised by the audit committee over our risk management practices, our board exercises control over the specific risks entailed in our hedging and derivatives activity. Our hedging activities are undertaken within the parameters set by our board or as otherwise instructed by the board at the time it approves a proposed hedging transaction. We use hedging transactions in two ways: to hedge the interest we incur under our banking credit facility, and to reduce price volatility and risks associated with the prices we receive for our oil and natural gas production. Our board reviews and approves our hedging activities on a regular basis, and our activities in that regard are monitored by the audit committee and, ultimately, the board.

BOARD STRUCTURE AND COMMITTEES

Our board is currently structured so that the principal executive officer (our CEO) and board chair positions are separate. Our Corporate Governance Guidelines provide that the board has no policy with respect to separation of these positions.

Our board does not have a “lead independent director,” though one of its independent directors does preside over all executive sessions of the board.

As of the date of this proxy statement, our board has nine directors and the following three standing committees:

•	audit;

•	compensation; and

•	nominating and governance.

The board is divided into three classes with each class consisting of three directors. Directors serve for a three year term.

Each of the board’s three standing committees operates under a written charter adopted by the committee.

Each committee’s charter is available at our website at http://www.unitcorp.com/corpgov.html. In addition, copies of these charters may also be obtained from our corporate secretary.

During 2009, the board and its committees held a total of 22 meetings. Our board met eight times, seven of which were regularly scheduled meetings, and one a special meeting. The committees met in the aggregate 14 times. All directors attended 100% of the board meetings except that two directors missed one meeting each. Each committee member attended 100% of his respective committee meetings, except that one director missed one committee meeting. All directors are encouraged to attend our annual meeting of stockholders. All directors except one attended our last annual meeting of stockholders. In addition to meetings, the board and the various committees may act, from time to time, by unanimous consent.

The following table identifies the membership of each of the three standing committees and the number of meetings the committee held during 2009. A summary of each committee’s responsibilities follows the table.

DIRECTOR	COMMITTEE MEMBERSHIP
	Audit	Compensation	Nominating and Governance
William B. Morgan	x	x	x*
John H. Williams		x	x
J. Michael Adcock	x	x*	x
Gary R. Christopher	x
Robert J. Sullivan Jr.			x
Steven B. Hildebrand	x*	x**
Number of meetings in 2009	9	3	2

*	Designates the chairman of the committee.
**	Mr. Hildebrand was elected to serve on our compensation committee effective November 2, 2009.

Audit Committee.  The responsibilities of our audit committee include:

•	Selecting our independent registered public accounting firm;

•	Approving all audit engagement fees and terms;

•	To pre-approve all audit and non-audit services to be rendered by our independent registered public accounting firm;

•	Reviewing and approving our annual and quarterly financial statements;

•	To consult with our employees and our independent registered public accounting firm to determine the adequacy of our internal accounting controls over financial reporting;

•	Overseeing our relationship with our independent registered public accounting firm;

•	Overseeing our internal audit functions;

•

Reviewing with our independent registered public accounting firm and our internal audit department and management any significant matters regarding internal controls over financial reporting that may come to their attention during the conduct of their audit;

•	Recommending to our board whether the financial statements should be included in our annual report on Form 10-K;

•	Reviewing our earnings press releases, as well as our policies with respect to the publication of our earnings and other financial information; and

•	Monitoring our ongoing risk assessment and management activities.

The committee has the authority to form and delegate authority to subcommittees and to delegate authority to one or more of its members.

The committee has the authority to obtain advice and assistance from, and receive appropriate funding from the company for, outside legal, accounting or other advisors as the committee deems necessary to carry out its duties.

The committee has also established procedures for the receipt, retention and treatment (on a confidential basis) of complaints received by the company, the board or the audit committee, regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are described in the Accounting and Auditing Complaint Procedures posted on our website.

The report of the audit committee is included at page 43.

Compensation Committee.  Our compensation committee has overall responsibility for approving and evaluating director and executive officer compensation plans, policies and programs. In carrying out these responsibilities the committee:

•

Annually reviews and approves any corporate goals and objectives relevant to our chief executive officer’s compensation, and makes recommendations to the board as to our chief executive officer’s compensation;

•	Recommends to our board the compensation of our other executive officers and certain key employees;

•	Reviews the severance arrangements, change-in-control agreements and any special or supplemental benefits or plans (if any) applicable to our named executive officers;

•	Administers any director and employee compensation plans, policies and programs, and discharges its duties under any of those plans;

•	Recommends director compensation;

•	Reviews and approves the “compensation discussion and analysis” for inclusion in our proxy statement; and

•	Has the authority to retain compensation consultants or other advisors to assist the committee in its evaluation of director, chief executive officer, or executive officer compensation.

The committee has the authority to form and delegate authority to subcommittees and to delegate authority to one or more of its members. For additional information on the operations of the committee, including the role of our executive officers in determining executive compensation, see “COMPENSATION DISCUSSION AND ANALYSIS – Administration of our executive compensation program.”

The report of the compensation committee is included at page 18.

Nominating and Governance Committee.  The responsibilities of this committee include:

•	Advising the board as a whole on corporate governance matters;

•	Advising the board on the size and composition of the board;

•	Recommending a slate of nominees for election to the board;

•	Identifying those individuals qualified to become board members, consistent with any criteria approved by the board;

•	Identifying best practices and recommending corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;

•	Recommending membership to each board committee; and

•	Defining specific criteria for director independence.

CONSIDERATION OF NOMINEES FOR DIRECTOR

Stockholder nominees.  The nominating and governance committee is charged with evaluating any properly submitted stockholder nominations for candidates for membership on our board as more fully described below under “Identifying and evaluating nominees for directors; diversity policy.” In evaluating nominations, the committee seeks (but is not obligated) to achieve a balance of knowledge, experience and diversity on the board. Any stockholder nominations submitted for consideration by the committee should include the nominee’s name and qualifications for board membership and should be addressed to:

Corporate Secretary

Unit Corporation

7130 South Lewis, Suite 1000

Tulsa, Oklahoma 74136

Our bylaws also permit stockholders to nominate directors for consideration at an annual stockholders meeting. For a description of the process for nominating directors under our bylaws, see “QUESTIONS AND ANSWERS – What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?”

DIRECTOR QUALIFICATIONS

General director qualifications.  Our Corporate Governance Guidelines contain certain criteria that our nominating and governance committee uses in evaluating nominees that it may recommend for a position on our board. Under these criteria, nominees should meet the board’s qualifications as independent (as applicable) and should have sufficient time to carry out their duties as well as being able to provide services beneficial to the company’s success. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of the company and its stockholders.

Current director specific qualifications.  Each of our current directors possesses a combination of attributes that qualifies him for service on our board. These attributes can include (but are not limited) to: business experience (in general or specific to our industry), knowledge based on specialized education (such as technical industry training or legal or accounting), and leadership abilities (civic, work-related or both). We believe the qualifications of our directors, individually and collectively, have made our board an effective and productive one.

The following is a non-exhaustive description of the attributes of each of the three nominees standing for re-election at the 2010 Annual Meeting of Stockholders, followed by that of the other members of the board:

Nominees:

•

Larry D. Pinkston:  Mr. Pinkston is an accounting professional who has served the company for 29 years, 25 of which have been in the following leadership positions (some of these positions he has held concurrently):

•	Treasurer – 17 years

•	Vice President – 14 years

•	Chief Financial Officer – 14 years

•	President – 7 years

•	Director – 7 years

•	Chief Operating Officer – 6 years

•	Chief Executive Officer – 5 years

Mr. Pinkston’s extensive knowledge of the company (both as a whole as well as that of each of its three business segments), along with his accounting and finance expertise and his many years of experience provides significant and continuing value to our board.

•

William B. Morgan:  Mr. Morgan is a licensed attorney with over 35 years of experience, both as an attorney in private practice and as vice president and general counsel of a large healthcare organization. He has also served as President of that healthcare organization’s principal for-profit subsidiary, which employed 1,500 persons. Over the course of his career, Mr. Morgan has advised clients with respect to a broad range of matters, including domestic and foreign loan syndications, project financing, leveraged sale and leasebacks, receivable and depreciation monetization, private and public placement of debt and equity securities, and entity formation. He also served as an adjunct professor of law for over 15 years, teaching securities law and appellate advocacy. Mr. Morgan has served on our board for 22 years. His experiences inside and outside of the energy industry, along with his leadership and analytical skills, working knowledge of securities and compliance laws, financial and business expertise, and his extensive history with our company all qualifying him for service on our board as well as the three committees on which he serves.

•

John H. Williams:  Mr. Williams is a degreed engineer by training, with over 60 years of experience in the energy industry, almost thirty of which was as the President and Chief Executive Officer of The Williams Companies, Inc., a multi-billion dollar public energy company. During the course of his long business career, Mr. Williams has gained industry, financial, corporate governance, operating, and international business experience, all of which are of value to our board. Additionally, Mr. Williams has long been an active civic leader in his community, serving as a trustee of the Tulsa Performing Arts Center Trust since 1977, as well as serving as a director for the Philbrook Museum of Art and the Gilcrease Museum, both in Tulsa, Oklahoma, for a combined total of 12 years. Like Mr. Morgan, Mr. Williams has served the company as a director for 22 years. Mr. Williams’ lifetime knowledge of the energy industry, along with his many years as a corporate and civic leader along with his lengthy history with and knowledge of our company make him a valuable and contributing member of our board.

Continuing directors:

•

King P. Kirchner:  Mr. Kirchner is both a petroleum engineer and a mechanical engineer with over 60 years experience in the energy industry. He is also a co-founder of the company. He has 47 years of experience successfully leading this company in the following positions (some of these positions he has held concurrently):

•	Director – 47 years

•	Chairman of the Board – 40 years

•	Chief Executive Officer – 38 years

•	President – 20 years

His many years of hands on experience in establishing and running our company along with his educational background amply qualify him to serve on our board.

•

John G. Nikkel:  Mr. Nikkel is a geologist and mathematician with over 53 years experience in the energy industry, 44 years of which were spent in management positions. Mr. Nikkel retired from the company in 2005, after a 21-year tenure as its president and chief operating officer and then chief executive officer. He has served the company as a director for 27 years, serving as the board’s chairman for the last seven years. His years of insight into the operations of the company and the industry, along with his years of successful leadership of the company, make him an invaluable member of the board, and more than qualify him to serve in his current position as chairman.

•

J. Michael Adcock:  Mr. Adcock is a licensed attorney with over 25 years experience in tax, banking and SEC/regulatory compliance law, working both as in-house counsel and in private practice. He has served as chief executive officer of two different companies, one a community bank and one a publicly-traded international energy company with exploration and production, pipeline, trading and co-generation subsidiaries. In his capacity as chief executive officer he was responsible for all operations, financial statements, and SEC and other regulatory-agency reporting. He currently serves as Co-Trustee of a private business trust responsible for investments in real estate, oil and gas and other equity investments. In addition, Mr. Adcock serves as Chairman of the Board of Arvest Bank, Shawnee, where he is a member of the loan committee, responsible for reviewing and approving business loans. He is also a current director of Community Health Partners, Inc., where he serves on the compensation committee and as its finance chairman. He has 13 years experience as a director for the company. Mr. Adcock’s legal background, his executive experience in energy operations and lending, and his familiarity with the company’s business practices and history all serve to qualify him for service on our board as well as the three committees on which he serves.

•

Gary R. Christopher:  Mr. Christopher has a petroleum engineering degree, and over 37 years experience in the energy industry. Mr. Christopher’s industry experience has been diverse: he has experience as a drilling engineer, production engineer, reservoir engineer, an acquisitions advisor, and an energy lending professional. Mr. Christopher has also served as President and chief executive officer of a publicly traded oil and gas company. He currently consults on financial and engineering matters in the oil and gas business. Accordingly, Mr. Christopher has operations expertise, financial expertise, and leadership expertise, all of which have enabled him to serve as a productive board member, including his role as an SEC audit committee financial expert. Mr. Christopher’s knowledge of lending practices and his ability to identify and analyze potential business acquisitions for the company are of significant value to the board.

•

Robert J. Sullivan Jr.:  Mr. Sullivan has both undergraduate and master’s degrees in business administration, and he has over 40 years experience in the energy business. Mr. Sullivan founded and operated both a 3D seismic company and a mid-stream natural gas transportation company, and he has been involved in a family-owned independent oil and gas operation since 1975. He has also served the State of Oklahoma as its Energy Secretary under former Governor Frank Keating’s administration. Mr. Sullivan’s unique energy industry background serves as a complement to the backgrounds of the other industry-side directors.

•

Steven B. Hildebrand:  Mr. Hildebrand brings to the board 32 years of experience in the accounting and finance field, more than 10 years of which was as the chief financial officer for a public company. While serving as a public company executive, Mr. Hildebrand was involved in an initial public stock offering, developing company strategy, SEC reporting, Sarbanes-Oxley compliance, investor relations, enterprise risk management, executive compensation, establishing and monitoring corporate compliance programs, internal audit, bank facilities, private placement debt transactions and working with ratings agencies. All of these areas of expertise are valuable to his service on the board and its audit and compensation committees. A CPA with both public and private experience qualifies him for board service as well as chairing the board’s audit committee and to serve as an SEC audit committee financial expert.

No discussion of the attributes and experience of our directors can be considered complete without taking into account their demonstrated ability to work together. Our board is a mix of personalities, backgrounds and experiences that has proven the sum is greater than the individual parts. They have proven their ability to work together in a respectful, thorough, and effective manner to successfully guide the company. This ability to successfully work together is a trait shared by all of our directors.

For additional information on the background and experience of each of our directors, including other directorships they now hold or may have held in the last five years, please refer to their individual biographical summaries starting on page 46 of this proxy statement.

Identifying and evaluating nominees for directors; diversity policy.  The nominating and governance committee uses a variety of means to identify and evaluate individuals being considered for a position on our board. The committee assesses the appropriate size of the board (within the size limits contained in our corporate charter), and whether any vacancies on the board are expected due to retirement or otherwise. In the event that vacancies are anticipated (or otherwise arise), the committee undertakes to identify those potential candidates that it believes will make good decisions and be able to contribute to the company in a meaningful way. Candidates may come to the attention of the committee through current board members, professional search firms, stockholders or other persons. Candidates are evaluated at regular or special meetings of the committee and may be considered at any point during the year. As described above, it is the committee’s responsibility to consider any properly-submitted stockholder nominations for candidates for the board, verify the stockholder status of persons proposing candidates, and then submit its recommendations to the full board.

Our Corporate Governance Guidelines list “diversity” as one of several characteristics appropriate for consideration by the nominating and governance committee in carrying out its duties to monitor the composition of the board and the qualifications of its members. To date, our board has not adopted a formal diversity policy.

EXECUTIVE SESSIONS

Executive sessions of non-management directors are held periodically. The sessions are scheduled and presided over by Mr. J. Michael Adcock, who was elected by the board to chair its executive sessions. Any non-management director can request that an executive session be scheduled. Executive sessions of the independent directors only are held at least once a year.

Any interested party may communicate directly with the presiding director by writing to the following:

Mr. J. Michael Adcock

c/o Corporate Secretary

Unit Corporation

7130 South Lewis, Suite 1000

Tulsa, Oklahoma 74136

CONTACTING OUR BOARD

Individuals may communicate with the board by submitting an e-mail to the board in care of the company’s corporate secretary at mark.schell@unitcorp.com or sending a letter to: Board of Directors, c/o Corporate Secretary, Unit Corporation, 7130 South Lewis, Suite 1000, Tulsa, Oklahoma 74136.

The chair of the nominating and governance committee has been designated as the person to receive communications directed to non-management directors. Our stockholders may write to the chairman of this or any other board committee or to the outside directors as a group c/o Mark E. Schell, Senior Vice President and General Counsel, Unit Corporation, 7130 South Lewis, Suite 1000, Tulsa, Oklahoma 74136.

Stockholder communications are distributed to the board, or to the appropriate individual director or directors, depending on the facts and circumstances of the communication. However, at the request of the board, certain items that are not related to the duty and responsibilities of the board are excluded, such as advertisements, junk mail, mass mailings, spam and surveys.

BOARD AND COMMITTEE EVALUATIONS

Each year the board evaluates its performance and effectiveness. Each director completes a board evaluation form to solicit feedback on specific aspects of the board’s role, organization and meetings. The collective ratings and comments are compiled by or for the chairman of the nominating and governance committee and presented by him to the full board. Additionally, each of the three standing board committees conducts an annual self-evaluation of its performance through a committee evaluation form.

DIRECTORS’ COMPENSATION AND BENEFITS

CASH COMPENSATION

Only non-employee directors receive compensation for serving as a director. The various components of the cash compensation paid to our non-employee directors during 2009 are as follows:

Annual retainer (payable quarterly)	$60,000

Annual retainer for each committee a board member serves on (payable quarterly)	$3,500

Each board meeting attended	$1,500

Each committee meeting attended*	$1,500

Additional compensation for service as chairman of the audit committee	$7,500

Additional compensation for service as chairman for each of the compensation committee and nominating and governance committee	$3,500

Reimbursement for expenses incurred attending stockholder, board and committee meetings	Yes

Range of total cash compensation (excluding expense reimbursement and retirement/consulting fees) earned by directors (for the year 2009)	$72,000 – 102,500

*	Starting in May, 2009, the Audit Committee elected to conduct quarterly telephone meetings expressly for purposes of finalizing its review and approval of quarterly financial reports and earnings releases. It was the committee members’ decision that no meeting fees were to be paid for these quarterly telephone meetings.

STOCK OPTIONS

Before 2009, under the Unit Corporation 2000 Non-Employee Directors’ Stock Option Plan as Amended and Restated August 25, 2004 (the “directors’ original stock option plan”), a plan approved by our stockholders, each non-employee director automatically received an option to purchase 3,500 shares of our common stock on the first business day following each annual meeting of our stockholders. The option exercise price was the fair market value of our common stock on that date. Payment of the exercise price could be made in cash or in shares of common stock that have been held by the director for at least one year. No stock option could be exercised during the first six months of its term except in the case of death. Each option had a ten-year term. In 2009, the number of stock options available for issuance under the directors’ original stock option plan became insufficient to support the full award of 3,500 option shares per director. Instead our directors were issued a pro-rated share of the 3,496 shares available for issuance. Accordingly, in 2009, each director received a stock option covering 437 shares at $31.30 per share. The balance of shares that otherwise would have been issued but were not available under the directors’ original stock option plan (3,063 shares per director, or a total of 24,504 shares at $33.51 per share) were issued as contingent stock option awards (the “2009 catch-up stock option awards”). The 2009 catch-up stock option awards are contingent on stockholder approval of the Unit Corporation 2000 Non-Employee Directors’ Stock Option Plan, as Amended and Restated May 29, 2009, and cannot vest until that approval is obtained. If approval is not obtained, the 2009 catch-up stock option awards become void. Before the catch-up stock option awards could be issued, the board was required to adopt certain amendments to the plan. As a result of these amendments, the term of the plan was extended from May 30, 2010 to May 30, 2017, the aggregate number of shares that could be issued under the plan increased from the original 210,000 shares to 510,000 shares (an addition of 300,000 shares), and a claw-back provision was added to the plan. Under the claw-back provision, the shares that are issued can be clawed back in the event of certain specified instances of director misconduct. Other than allowing a one-time award of the 2009 catch-up stock option awards, adding the claw-back provision, and extending the plan’s termination date to May 30, 2017, the amended plan is designed to operate in the same manner and under the same terms as the directors’ original stock option plan: option awards will be exercisable no earlier than six months after the grant date, defined as the day after the company’s annual stockholder meeting, they will terminate ten years from that date and they will be granted at the fair market value of our stock on the date of grant. As of March 8, 2010, 118,996 shares were subject to outstanding options held by non-employee directors.

The following table shows the outstanding options held by our current non-employee directors as of March 8, 2010:

Director	Date of Option	Shares Subject to Option(#)(1)	Exercise Price($)
J. Michael Adcock	5/5/05	3,500	39.50
	5/4/06	3,500	62.40
	5/3/07	3,500	57.63
	5/8/08	3,500	73.26
	5/7/09	437	31.30
John H. Williams	5/3/01	3,500	17.54
	5/2/02	3,500	20.10
	5/8/03	3,500	20.46
	5/6/04	3,500	28.23
	5/5/05	3,500	39.50
	5/4/06	3,500	62.40
	5/3/07	3,500	57.63
	5/8/08	3,500	73.26
	5/7/09	437	31.30
William B. Morgan	5/3/01	3,500	17.54
	5/2/02	3,500	20.10
	5/8/03	3,500	20.46
	5/6/04	3,500	28.23
	5/5/05	3,500	39.50
	5/4/06	3,500	62.40
	5/3/07	3,500	57.63
	5/8/08	3,500	73.26
	5/7/09	437	31.30
King P. Kirchner	5/4/06	3,500	62.40
	5/3/07	3,500	57.63
	5/8/08	3,500	73.26
	5/7/09	437	31.30
John G. Nikkel	5/5/05	3,500	39.50
	5/4/06	3,500	62.40
	5/3/07	3,500	57.63
	5/8/08	3,500	73.26
	5/7/09	437	31.30
Gary R. Christopher	5/4/06	3,500	62.40
	5/3/07	3,500	57.63
	5/8/08	3,500	73.26
	5/7/09	437	31.30
Robert J. Sullivan Jr.	5/4/06	3,500	62.40
	5/3/07	3,500	57.63
	5/8/08	3,500	73.26
	5/7/09	437	31.30
Steven B. Hildebrand	5/7/09	437	31.30

Note to table:

(1)	This table does not include the 3,063 catch-up stock options awarded to each director on May 29, 2009. As previously discussed, those option shares, at an exercise price of $33.51 per share, are contingent on receiving stockholder approval at the 2010 annual meeting before they will vest.

DIRECTOR COMPENSATION TABLE

The following table shows the total compensation received by each of our non-employee directors in 2009:

DIRECTOR COMPENSATION FOR 2009
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
J. Michael Adcock	101,000	n/a	5,318	n/a	n/a	917(3)	107,235
John H. Williams	86,500	n/a	5,318	n/a	n/a	-	91,818
William B. Morgan	102,500	n/a	5,318	n/a	n/a	2,657(3)	110,475
King P. Kirchner	72,000	n/a	5,318	n/a	n/a	150,000(4)	227,318
John G. Nikkel	72,000	n/a	5,318	n/a	n/a	70,000(4)	147,318
Gary R. Christopher	84,500	n/a	5,318	n/a	n/a	-	89,818
Robert J. Sullivan Jr.	77,000	n/a	5,318	n/a	n/a	-	82,318
Steven B. Hildebrand	94,375	n/a	5,318	n/a	n/a	2,608(3)	102,301

Notes to table:

(1)	Represents cash compensation for board and committee meeting attendance, retainers and service as a committee chairman. Amount included for Mr. Morgan includes $875 due for services rendered in 2009, but not paid until 2010.

(2)	The amounts included in the “Option Awards” column are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 but does not include any impact of estimated forfeitures. This amount does not include the value of the catch-up stock options awarded to each director on May 29, 2009, as these option shares are contingent on receiving stockholder approval at the 2010 annual meeting before they will vest. The catch-up stock options will be reported in this table for fiscal year ending 2010 if stockholder approval is obtained. If the value of the catch-up options had been included in the table for this year, the option award total for each of the directors would be $45,229 instead of $5,318. This $45,229 figure is calculated under FASB ASC Topic 718 using an exercise price of $33.51 for the catch-up stock options and $31.30 for the 437 options granted, both reflecting the fair market value on the dates of grant. For a discussion of the valuation assumptions used in calculating these values, see Notes 2 and 12 to our 2009 Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2009. Excluding the catch-up stock options, the directors have the following aggregate number of stock options outstanding at the end of 2009:

Name	Number of Options
J. Michael Adcock	14,437
John H. Williams	28,437
William B. Morgan	28,437
King P. Kirchner	10,937
John G. Nikkel	14,437
Gary R. Christopher	10,937
Robert J. Sullivan Jr.	10,937
Steven B. Hildebrand	437

(3)	Represents reimbursement for expenses.

(4)	Represents amounts paid under certain of our plans or retirement or consulting agreements as more fully discussed under, “POTENTIAL PAYMENTS ON TERMINATION OR CHANGE-IN-CONTROL—RETIREMENT OR CONSULTING AGREEMENTS.”

OWNERSHIP OF OUR COMMON STOCK BY BENEFICIAL OWNERS AND MANAGEMENT

DIRECTORS AND NAMED EXECUTIVE OFFICERS

The following table shows the number of shares of our common stock beneficially owned as of March 9, 2010 by each director, each named executive officer and by all directors and named executive officers as a group. Except as otherwise noted, all shares are directly owned.

STOCK OWNED BY OUR DIRECTORS AND EXECUTIVE OFFICERS AS OF MARCH 9, 2010
Name of Beneficial Owner*	Common Stock(1)		Options Exercisable within 60 days		Shares of Restricted Stock(3)	Shares of Stock Appreciation Rights(4)
King P. Kirchner	148,820		10,937	**	-	-
William B. Morgan	7,500		28,437	**	-	-
John G. Nikkel	132,989	(2)	14,437	**	-	-
John H. Williams	1,000		28,437	**	-	-
J. Michael Adcock	17,891	(2)	14,437	**	-	-
Larry D. Pinkston	40,349		35,000		58,405	15,843
Mark E. Schell	52,638		31,000		21,525	5,809
David T. Merrill	8,650		13,000		20,159	5,281
Gary R. Christopher	6,000		10,937	**	-	-
Robert J. Sullivan Jr.	0		10,937	**	-	-
Steven B. Hildebrand	1,200	(2)	437	**	-	-
John Cromling	13,652		10,200		18,343	3,485
Bradford J. Guidry	5,795		18,000		18,678	3,327
All directors and executive officers as a group*	436,484		226,196		137,110	33,745

*	Each named director and officer individually owns less than one percent of our outstanding shares of common stock and collectively the directors and officers own 1.74%. For purposes of calculating this percentage ownership, the total number of shares outstanding includes the shares previously issued and outstanding plus the number of shares that any named owner has the right to acquire within 60 days.

**Does	not include the 3,063 catch-up stock option shares that will be exercisable by each director on stockholder approval of the amended directors’ stock option plan. If that plan is approved by stockholders on May 5, 2010, each director’s total would be increased by 3,063 as those shares would vest effective as of the date they are approved by our stockholders.

Notes to table:

(1)	Includes the following shares of common stock held under our 401(k) thrift plan as of March 9, 2010: Mr. Pinkston, 6,158 shares; Mr. Schell, 34,892 shares; Mr. Merrill, 3,501 shares; Mr. Cromling, 1,833 shares; Mr. Guidry, 2,048 shares; and directors and officers as a group, 48,432 shares.

(2)	Of the shares listed as being beneficially owned, the following individuals disclaim any beneficial interest in shares held by spouses, trusts or for the benefit of family members: Mr. Adcock, 17,891 shares; Mr. Nikkel, 35,000 shares; and Mr. Hildebrand, 1,200 shares.

(3)	These shares of restricted stock over which the executive officer has voting power but not investment power were awarded as follows:

(a)	On December 19, 2007, the following long-term retention restricted stock awards were granted. The total amount of the awards is shown below. All of these shares vest on August 23, 2010 subject to the recipient’s employment with the company on that date.

Name	Shares subject to award
Larry D. Pinkston	18,267
Mark E. Schell	10,047
David T. Merrill	9,134
Bradford J. Guidry	8,038
John Cromling	7,672

(b)	On December 19, 2007, the following restricted stock awards were granted. The total amount of the awards and the vesting schedule is shown below. The unvested part of these awards is subject to the recipient’s continued employment with the company on the vesting date.

Name	Shares subject to award	Vesting schedule (#)
		1/1/08	1/5/09	1/4/10	1/3/11
Larry D. Pinkston	12,481	(3,121)	(3,120)	(3,120)	3,120
Mark E. Schell	4,576	(1,144)	(1,144)	(1,144)	1,144
David T. Merrill	4,160	(1,040)	(1,040)	(1,040)	1,040
Bradford J. Guidry	2,621	(656)	(655)	(655)	655
John Cromling	2,746	(687)	(687)	(686)	686

On March 9, 2010, the following restricted stock awards were granted. The total amount of the awards and the vesting schedule is shown below. The unvested part of these awards is subject to the recipient’s continued employment with the company on the vesting date:

Name	Shares subject to award	Vesting schedule (#)
		4/1/10	4/1/11	4/1/12	4/1/13
Larry D. Pinkston	37,018	9,255	9,255	9,254	9,254
Mark E. Schell	10,334	2,584	2,584	2,583	2,583
David T. Merrill	9,985	2,497	2,496	2,946	2,946
Bradford J. Guidry	9,985	2,497	2,496	2,946	2,946
John Cromling	9,985	2,497	2,496	2,946	2,946

(4)	The stock appreciation rights (all settled in stock) were awarded as shown below. The unvested part of these awards is subject to the recipient’s continued employment by the company on the vesting date:

Name	Award date	Total SARs	Vesting schedule (#)
			1/5/09	1/4/10	1/3/11
Larry D. Pinkston	12/19/07	47,529	(15,843)	(15,843)	15,843
Mark E. Schell	12/19/07	17,427	(5,809)	(5,809)	5,809
David T. Merrill	12/19/07	15,843	(5,281)	(5,281)	5,281
Bradford J. Guidry	12/19/07	9,981	(3,327)	(3,327)	3,327
John Cromling	12/19/07	10,456	(3,486)	(3,485)	3,485

STOCKHOLDERS OWNING 5% OR MORE OF OUR COMMON STOCK

The following table sets forth information concerning the beneficial ownership of our common stock by stockholders who own at least five percent of our common stock.

STOCKHOLDERS WHO OWN AT LEAST 5% OF OUR COMMON STOCK
Name and Address	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
George Kaiser Family Foundation 124 East Fourth Street, Suite 100 Tulsa, Oklahoma 74103	7,557,923	15.88%
Royce & Associates, LLC 1414 Avenue of the Americas New York, New York 10019	7,127,929	14.98%
FMR LLC 82 Devonshire Street Boston, MA 02109	4,613,135	9.69%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	2,852,565	5.99%

Notes to table:

(1)	Beneficial ownership is based on the Schedule 13G or 13G/A most recently filed by the stockholder or other information provided to us. Beneficial ownership may under certain circumstances include both voting power and investment power. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(2)	Based on the issued and outstanding shares of our common stock as of March 8, 2010.

EXECUTIVE COMPENSATION

OVERVIEW OF 2009 NAMED EXECUTIVE OFFICERS’ COMPENSATION

•	No adjustments were made to the salaries of our named executive officers for 2009. Instead, salaries were maintained at the following 2008 levels:

•	Larry D. Pinkston – $600,000

•	Mark E. Schell – $300,000

•	David T. Merrill – $290,000

•	John Cromling – $290,000

•	Bradford J. Guidry – $290,000

•	No annual cash bonuses were awarded to our named executive officers during 2009; and

•	No long-term awards were made to our named executive officers during 2009.

As discussed in more detail below, in the first quarter of 2010 the named executive officers were each issued a cash bonus award and a long-term award of restricted stock. The cash bonus awards were based, primarily, on the company’s 2009 results and are being reported in this proxy statement as compensation “deemed” to have been earned in 2009. The amount of the cash bonus awards is as follows:

•	Larry D. Pinkston – $450,000

•	Mark E. Schell – $150,000

•	David T. Merrill – $145,000

•	John Cromling – $145,000

•	Bradford J. Guidry – $145,000

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with our management the following compensation discussion and analysis. Based on that review and discussion, the compensation committee recommended to the board that the compensation discussion and analysis be included in this proxy statement and incorporated into our annual report on Form 10-K for fiscal year 2009 by reference to this proxy statement.

The members of the Compensation Committee are:

J. Michael Adcock - Chairman

William B. Morgan

John H. Williams

Steven B. Hildebrand

COMPENSATION DISCUSSION AND ANALYSIS

To assist in reviewing our compensation discussion and analysis, we have broken our discussion into the following sections, each of which may have its own subsections:

•	Our general compensation objectives

•	Elements of our compensation program

•	Our compensation policies and practices as they relate to risk management

•	Administration of our executive compensation program

•	Role of compensation consultants

•	Role of chief executive officer

•	Salaries for 2009

•	Year-end 2008 annual bonus and incentive award determinations

•	Salaries for 2010

•	2010 annual bonus and long-term incentive awards

•	Executive stock ownership policy

•	No backdating, springloading or repricing of options

•	Non-employee director compensation

•	Accounting and tax considerations

•	No employment agreements

Our general compensation objectives.  The primary goals of our compensation program, both for executives and non-executives, is to attract, motivate, reward and retain competent employees. We try to apply our program in a way that joins our employees’ interests with our business and financial objectives, as well as the interests of our stockholders. To that end we work to:

•	offer a competitive compensation mix consisting of reasonable salaries, short-term and long-term incentives, as well as certain additional benefits;
•	reward performance that achieves our business objectives and enhances the performance of our common stock; and

•	link executive compensation to our stockholders’ interests by using equity awards based on the value of our common stock.

Elements of our compensation program.  As a general rule, our executive compensation program consists of salary, annual cash bonus, and certain forms of equity awards. In addition, we also make available, health, disability and life insurance, indemnification protection, retirement (i.e., 401(k)), separation benefits, and certain limited perquisites. We use each of these elements because we believe they provide the compensation mix required to attract and retain talented executives, reward them for quality performance, and motivate them to focus on both the short-term and long-term performance of the company. Specifically, we believe a competitive salary is required to attract and retain qualified executives. When authorized, annual cash bonuses provide executives with potential earnings based on annual financial and operating results and reward them for short-term successes. Equity awards are used to motivate both long-term and short-term results and aid the long-term retention of our executives. Compensating our executives for company performance in both the short term and the long term serves our goal of aligning executive compensation with the interests of our stockholders. Indemnification protections, retirement and separation benefits and general perquisites are commonly included in executive compensation packages offered by our competitors, and we believe that providing them helps achieve our compensation goals.

The following chart provides further details about what we pay (or offer) our executives and why we do so:

Form of compensation or benefit	Description	Purpose and what it rewards	Interaction with other elements of compensation or benefits
Base Salary	Regular cash income, paid semi-monthly.	Provides competitive and predictable regular compensation and rewards core competence and experience.	Is a fundamental component of our overall competitive pay mix; serves as a short-term feature to balance long-term incentives.
Cash Bonus	Discretionary cash awards.	Provides annual incentive in the form of cash compensation and rewards short-term corporate and individual performance.	Serves as a short-term incentive to balance long-term incentives; rewards short-term performance, aligning executives’ interests with those of the stockholders in the short term.
	Performance based cash awards that may be made under the Unit Corporation Annual Performance Bonus Plan.	Provides an annual incentive award based on the attainment of previously designated performance measures.	Serves as a short-term incentive to balance long-term incentives; rewards short-term performance, aligning executive interests with those of the stockholders in the short term.
Long-term Incentives	Before 2005 we used stock options as our long-term equity incentive. Starting in 2005, we awarded shares of restricted stock and in 2006 and 2007 we awarded a combination of shares of restricted stock and stock appreciation rights. Pay-out is generally staggered over a vesting period, although we have also awarded retention shares structured to have a one-time “cliff” vesting feature.	Provides long-term incentive to contribute to company performance and rewards corporate performance as well as continued service with company.	Balances the short-term features of our mix and motivates our executives to enhance corporate performance, further aligning executive interest with stockholder interests.
Indemnification	We indemnify our officers and directors to the fullest extent permitted by law. This is required by our charter, bylaws, and certain contracts.	We include this as a compensation element because it is commonly provided by peer organizations and is valued by our executives. We believe it allows our executives to be free from undue concern about personal liability in connection with their service to the company and it rewards willingness to serve in positions that carry exposure to liability.	Represents a significant component of a competitive executive compensation package.
Medical, Dental, Life and Disability	Available to full-time company employees through our benefit plans. The value of these is not included in the Summary Compensation Table, since they are available on a company-wide basis.	We include this as a compensation element as it is commonly provided by our competitors and it encourages the health of our employees, and adds to employee productivity and loyalty.	Represents a significant component of a competitive executive compensation package.

Form of compensation or benefit	Description	Purpose and what it rewards	Interaction with other elements of compensation or benefits
Other Paid Time-off Benefits	We provide vacation and other paid holidays to full-time employees, including the named executive officers.	Rewards continuity of service and is a standard benefit comparable to the vacation benefits provided by competitors.	Works together with other elements to create a competitive compensation package.
Unit Corporation Employees’ Thrift Plan [401(k) plan]	Tax-qualified retirement savings plan under which participating employees can contribute up to 99% of their pre-tax compensation, a portion of which the company can match. Our match for 2009 was 117% of the first 6% of the participant’s salary. The company match is paid in stock.	A 401(k) plan is a standard corporate benefit and our match to the participants is a competitive feature of our plan. This type of benefit rewards continuity of service.	Works in combination with our other executive pay components to create a competitive overall executive compensation package.
Unit Corporation Salary Deferral Plan [Non-qualified plan]	Our non-qualified plan allows designated participants to defer salary and cash bonus for tax purposes until actual distribution at termination, death, or under defined hardship. We do not make a matching contribution to this plan.	This element of compensation is a standard benefit at executive levels, and is a component of our program that contributes to our competitiveness. This rewards continuity of service.	Works in combination with our other executive pay components to create a competitive overall executive compensation package.
Separation Benefits

We provide payments to salaried full-time employees in cases of involuntary termination, change-in-control, or on retirement after 20 years of service with the company.

For specifics, see the narrative discussion at “Potential Payments on Termination or Change-in-Control,” page 35.

		This element of compensation is a standard benefit at executive levels. It is a component of our program that contributes to our competitiveness, and helps retain our employees. This benefit rewards length and continuity of service.	Works in combination with our other executive pay components to create a competitive overall executive compensation package.
Perquisites	We provide a car allowance to our named executive officers and pay for certain club memberships.	We believe that compensating with certain perquisites adds to the general attractiveness and competitiveness of our compensation mix, and helps attract and retain the executive talent we value.	Works in combination with our other executive pay components to create a competitive executive compensation program.

Our compensation policies and practices as they relate to risk management.  We have reviewed our compensation policies and practices for both executives and non-executives as they relate to risk and find that at this time they are not reasonably likely to have a material adverse effect on the company. To date, we have not had any measurable risk exposure tied to our compensation program because all of our compensation decisions have generally been made on a discretionary basis, and no salary or bonus amounts have been based on any formula with unknown variables that could yield future valuations or results that are unrestricted in either amount or scope.

Administration of our executive compensation program.  Our executive compensation program is administered by our compensation committee. Additional details about that committee are located in the corporate governance provisions of this proxy statement, under “Compensation Committee,” on page 8.

Before 2009, the committee would meet in December of each year to review, approve and recommend

(where appropriate or required) to the board the compensation for our named executive officers. The committee’s chairman would meet with our chief executive officer before the December meeting and review his recommendations for the compensation for all our named executive officers other than his. The committee’s salary and annual bonus determinations, once approved by the board, were generally implemented as of January 1st of the following year. Equity awards, if any, were effective as of the date of the committee’s decision to award them (i.e., the date of the meeting).

By holding its meeting in December of each year the committee sought to take into account a substantially complete picture of the annual performance of the company, both financially and operationally. Generally, once the committee had approved the named executive officers’ compensation for the year, the only adjustments that would be made before the committee met again the following December would be those resulting from a change in circumstances (e.g., in the event of a pre-December promotion or material increase in responsibility, or in the event of a severe downturn in the oil and natural gas industry) that warranted an adjustment. Under those changed circumstances, the decision to make any salary adjustments would be made on an ad hoc basis, and any or all elements of compensation could be adjusted based on the actual circumstances involved.

In making its annual compensation determinations, the committee considered the available financial and operational results of the company for the current year, generally taking into account:

•	the growth of its oil and natural gas reserves;

•	its oil and natural gas production volumes;

•	net income, cash flow, and asset base growth;

•	long-term debt levels;

•	results of acquisitions made during the year;

•	the attainment of any designated business objectives;

•	conditions within our industry; and

•	the relationship of our compensation program to those being offered by other companies.

In addition, the committee would also take into account any significant changes in or to the industry in which we operate and general economic conditions.

Other than its view of future industry and economic conditions, the committee’s review of these items has been, as noted, a retrospective review. To date, it has not used pre-established performance targets or goals.

Individual performance was also taken into account, as were the individual’s responsibilities, experience, potential and length of service. However, that evaluation was very informal and not subject to a specific policy, and applied to all our named executive officers without regard to position. Individual contributions were noted in the context of the committee’s evaluation of the overall operational and financial results of the company. For our chief executive officer, those results were the committee’s primary measure of performance. As to the other named executive officers, the chief executive officer’s recommendations to the committee (as described further under “Role of chief executive officer,” below), within the context of the overall operating and financial results, were the primary basis on which the committee rewards individual performance. The committee’s evaluation has always been subjective and the committee has not used any specific written criteria or formulas under which an executive officer’s annual compensation is determined or calculated. The factors considered in compensation decisions were not weighted, but were viewed collectively, and, with few exceptions, there are no material differences in how it approached these decisions with respect to individual named executive officers. To date there have been no formulaic based models on how the various types of compensation or forms of awards were allocated, how to tie company or individual achievement to the awards, whether prior compensation should be considered in making compensation decisions or whether or how to incorporate other such criteria-based measures into the compensation-setting process.

In October of 2008 the board adopted the Unit Corporation Annual Performance Bonus Plan, under which the committee could adopt specific performance measures to be used to determine, in part, the annual cash bonus awards to our executive officers. To date, the committee has not used this plan.

Consistent with its prior practice, the committee met in December 2008 to consider what, if any, compensation actions it wanted to take with regard to our named executive officers. As discussed in more detail in the following pages, the company’s management recommended to the committee and the committee concurred that no increases in salaries for 2009 should be made nor should annual bonus or long-term awards be made to the named executive officers. That recommendation was not due to any concerns about the company’s own past performance, but was solely an exercise of caution in the face of the sudden and extreme deterioration in the U.S. and world economies and the resulting uncertainties facing the energy industry in general.

At its December 2009 meeting, the committee decided that it would only review the salaries for the named executive officers. Any consideration regarding annual bonuses or equity awards was deferred until the first quarter of 2010. The decision to defer consideration of annual bonus or equity awards resulted from the committee’s decision to change its past practice of evaluating named executive officers’ compensation at year end. Instead, the committee members felt their evaluation should be made following the end of the year after the company had finalized its results, both operationally and financially. Consequently, the committee took no action during 2009 with regard to annual bonuses or long-term incentive awards.

Compensation decisions made in early 2010. Consistent with the decision it made at the December 2009 meeting, the committee met in early 2010 to review what, if any, annual bonuses or long-term incentive awards it would award to our named executive officers. The committee approved the award of an annual cash bonus to the named executive officers based on the overall results of the company’s 2009 performance. Because the bonus amounts were based on 2009 results, those amounts are being reported in this proxy statement as compensation earned in 2009. The committee also awarded long-term incentives in the form of restricted stock awards to the named executive officers. These restricted stock awards were not based on 2009 performance, but were made with a prospective intent to provide an incentive to the named executive officers to increase stockholder value and continue their employment with the company and to replace, in part, the retention awards of restricted stock issued on December 19, 2007 that will vest on August 23, 2010.

Role of compensation consultants.

2008.  During 2008 the committee used Mercer Human Resources Consulting (“Mercer”) to assist in the development of the performance-based annual incentive plan that was adopted in October of 2008. Mercer played no role regarding the actions taken by the committee in December 2008. Instead, as previously noted, those decisions (i.e., the decision not to grant salary increases or award bonuses or other incentives for our named executive officers) reflected the committee’s agreement with management’s assessment of what was best for the company in view of the then-existing global economic downturn.

2009.  In contrast with 2008, the committee’s discussions in December 2009 regarding the named executive officer’s 2010 salary increases as well as its post-2009 decisions to award annual bonuses and restricted stock awards to our named executive officers were based, in part, on information provided by Villareal and Associates, (“Villareal”), an independent compensation consultant located in Tulsa, Oklahoma. Villareal provided the committee with reports comparing average projected increases in 2010 salaries for certain peer company personnel with positions similar to those held by the named executive officers. See the section below titled “Salaries for 2010” for further information regarding the peer companies used and details on Villareal’s role in the decision-making process. Villareal also provided survey information indicating the ranges of salaries, annual cash bonuses and incentive awards being paid by certain industry peers, as further detailed and analyzed in the “2010 annual bonus and long-term incentive awards” section below.

Villareal provided both executive compensation and non-executive compensation consulting services to the committee and the company in 2009. Villareal’s 2009 consulting fees amounted to a total of $21,999, $9,910 of which was for executive compensation consulting services performed for the compensation committee and the balance, or $12,089, was for services other than executive compensation consulting (mainly employee recruiting services). To the extent Villareal performed services for the committee, it was the committee’s decision to engage those services, and it was not based on any recommendation by management.

Role of chief executive officer.  Before those meetings at which it evaluates our named executive officers’ compensation, committee members review the recommendations (and any information on which they are based) made by our chief executive officer regarding the compensation of the other named executive officers. The chief executive officer does not evaluate or make a recommendation regarding his compensation. Additionally, our chief executive officer meets with the committee and discusses his recommendations. The executives subject to the chief executive officer’s recommendations are not usually present at the time of these deliberations. Following the chief executive officer’s review and departure from the meeting, the committee members then discuss the recommendations, review the financial and operational results of the company for the applicable year, review competitive salary survey data provided by the independent consultant and also discuss their opinions regarding the compensation for our chief executive officer. The compensation committee has the authority to accept, reject or adjust the recommendations made to it by the chief executive officer or any other person. After the committee has reached its decisions regarding the named executive officers’ compensation, its determinations are then submitted to the full board. The full board then ratifies (and approves, if required) the committee’s determinations. The full board does have authority to make any changes it feels are appropriate to the recommendations of the committee.

Salaries for 2009.  As previously noted, the 2009 salaries for our named executive officers were determined in December of 2008. Due to the unusual and fluid economic conditions then existing, our management recommended that there be no salary increases for the named executive officers (or for non-executive employees) for 2009. In addition, our management also recommended that there be no annual bonuses or long term incentive awards issued to the named executive officers. Management’s recommendations were not based on the company’s operational and financial results for 2008, but were made in view of the rapid and increasing deterioration in all sectors of the United States and world economies. It was management’s decision that given the uncertainty of what could happen in the future the company would be best served by preserving the cash that would otherwise be used to pay for any possible increases in salary or annual cash bonuses. The compensation committee and full board concurred with management’s recommendations, and the 2009 salaries for our named executive officers remained at the following 2008 levels:

•	Mr. Pinkston – $600,000

•	Mr. Schell – $300,000

•	Mr. Merrill – $290,000

•	Mr. Cromling – $290,000

•	Mr. Guidry – $290,000

Year-end 2008 annual bonus and incentive award determinations.  For the same reasons that salaries for 2009 were not changed, no annual bonus or incentive awards were paid or awarded to our named executive officers in December 2008.

Salaries for 2010.  At the December 2009 compensation committee meeting, our chief executive officer presented his recommendations for 2010 salaries for the other named executive officers. Consistent with past practice, he did not make a recommendation regarding his compensation. Our chief executive officer had previously determined that the company’s other employees would receive an overall average increase in their salary of 6.2% for 2010. His decision was based primarily on the total of the 2009 salary increases for nonexecutive employees at other energy sector companies, as reflected in the Mercer 2009 US MTCS Compensation Survey for the Energy Sector. Mr. Pinkston recommended to the committee that for the other named executive officers they should also receive salary increases for 2010 consistent with the 6.2% average increase being made with respect to the company’s other employees. Mr. Pinkston’s recommendations for enterprise-wide salary increases of 6.2% took into consideration the fact that all current employees, both named executive officer and otherwise, had forgone raises the preceding year and had fallen behind as compared to peer pay levels. His recommendation was not based on specific individual performance reviews.

In view of recommendations made by our chief executive officer the committee analyzed the appropriateness of a 6.2% salary increase for our named executive officers. As applied, a 6.2% salary increase for the named executive officers would provide 2010 salary levels generally consistent with the salary levels of similar executives at peer companies reflected in two reports prepared by Villareal for the committee.

Villareal’s first report analyzed the results of two surveys:

•

A survey by the Economic Research Institute, showing that 2009 salary increases, both in Oklahoma and nationally, had been between 2.6% and 2.7%, with management and executive increases between 2.5% and 2.8% both locally and nationally; and

•

A survey by World at Work, projecting salary increases for 2010 in the southern region of its survey at between 2.8% and 2.9%, and projecting national salary increases at between 2.8% (all industries) to 3.5% (extractive industries).

As among the companies represented in those surveys, the combined salary increases for years 2009 and 2010 were between 5.3% and 6.3%. This placed the 6.2% salary increase being considered for the company’s named executive officers within the two-year salary increase range reflected in the surveys.

Villareal provided the committee members with a second report, comparing the actual 2009 salaries of our named executive officers to the average projected 2010 salaries for similarly-situated executives in two additional groups:

•	The “Survey Group.” The data for this group is based on the average of comparable named executive officer salaries reflected under three different sets of surveys:

•	The Mercer Survey of Energy Companies in the U.S. (April 2009);

•	The Salary Assessor survey from the Economic Research Institute (dated October 2009 and covering 2,000 industries, 300 cities and 6,200 executives); and

•	The Watson Wyatt Data Services ECS Industry Report on Top Management Compensation (April 2009).

•

The “Proxy Group.” The data for this group was based on the average 2008 salaries for similar executives at a group of 15 companies whose proxies had been examined and who had been chosen because they were energy companies with 2008 revenues between $610.8 million and $2.25 billion. Those companies are:

•	Newfield Exploration
•	Patterson UTI Energy

•	Helmerich & Payne

•	Cimarex Energy Company

•	Forest Oil Corporation

•	Denbury Resources, Inc.

•	St. Mary Land & Exploration

•	Whiting Petroleum Corporation

•	W&T Offshore

•	Petrohawk Energy

•	Precision Drilling Trust

•	Cabot Oil & Gas Corporation

•	Parker Drilling Company

•	Stone Energy Corporation

•	Pioneer Drilling.

The table below reflects a comparison, by executive position, of our named executive officers’ 2009 salaries as compared with that reflected in the Survey Group and Proxy Group surveys. Also included is a comparison of where the named executive officers’ 2010 salaries would be based on a 6.2% increase over 2009 levels.

Position	Unit Corp 2009 Salary ($)	Unit Corp as proposed 2010 Salary ($)	Survey Group Average Salary ($)	Proxy Group Average Salary ($)
President/Chief Executive Officer	600,000	637,000	646,700	578,500
Vice President/ Legal Counsel	300,000	318,600	319,900	268,700
Chief Financial Officer	290,000	308,000	353,900	311,700
Executive Vice President, Drilling	290,000	308,000	261,900	384,900
Executive Vice President, Exploration	290,000	308,000	315,100	225,000

The committee found that a 6.2% salary increase for the named executive officers resulted in competitive salaries within the ranges reflected by the peer data provided by Villareal. Based on its review, the committee approved and recommended to the full board that it approve a 6.2% salary increase for 2010 for each of the company’s named executive officers, including that of our chief executive officer. The board agreed with the committee’s recommendation and approved a 6.2% salary increase for all of our named executive officers, including our chief executive officer. No detailed performance review was conducted as to the specific performance of the individual named executive officers. The resulting 2010 salaries for our named executive officers are:

•	Mr. Pinkston - $637,000

•	Mr. Schell - $318,600

•	Mr. Merrill - $308,000

•	Mr. Cromling - $308,000

•	Mr. Guidry - $308,000

2010 annual bonus and long-term incentive awards.  In February 2010, Villareal provided the committee members with reports reflecting the cash compensation history for each of the named executive officers for the period from 2005 to 2008, as well as the stock and option award history for each of those executives for the years 2006 through 2008. No other wealth accumulation analysis was provided to or looked at by the committee.

Villareal also provided the committee with an analysis they had prepared containing information derived from SEC filings for the same Peer companies identified in the previous discussion regarding the “The Proxy Group.”

Based on the peer data and in view of the executives’ cash and equity incentive awards history (including the fact that no awards had been issued in the previous year), the committee determined that both a cash bonus and an equity incentive award would be appropriate for our named executive officers.

2010 annual bonus awards.  The committee’s decision to make a cash bonus award to our named executive officers was based on three main considerations: 2009 performance outcomes, the committee’s desire to bring the named executive officers up to what the committee perceived to be market levels for bonuses, and, in view of their cash compensation histories, to make an adjustment for the absence of any bonus awards made for 2008 or in 2009. Of the three, the first - 2009 performance outcomes - was the principal consideration used by the committee. Because one of the three elements that went into this decision could be interpreted to mean that these cash bonuses were deemed to be “earned in 2009,” we are including them in this proxy report as part of 2009 compensation.

The committee reviewed a summary of the company’s 2009 performance, noting the following positive results:

At the corporate level, the company:

•	Surpassed budgeted EBITDA;

•	Moved quickly to eliminate overhead and costs associated with the current economic crises and fall of commodity prices;

•	Derived $97 million of cash flow from its hedging program; and

•	Ended the year with only $30 million of long term debt, a $170 million reduction from year end 2008.

The company’s drilling segment:

•	Sold 3 mechanical rigs during 2009;

•	Achieved a 1.87 OSHA total recordable incident rate, down from 5.48 in 2008, as compared to industry incident rate of 2.84 for 2009;

•	Maintained a cash flow margin per rig of $6,900 per day; and

•	Renegotiated contracts to postpone or cancel the acquisition of additional equipment for substantial savings to the company.

The company’s exploration and production segment:

•	Replaced 113% of annual production replacement with new reserves (this figure would have been 175% absent any required revisions);

•	Finished the year with approximately 577 BCFE of proved oil and gas reserves;

•	Achieved annual production of 60.7 BCFE;

•	Completed 95 gross wells with a 94% success rate;

•	Increased oil and gas reserves 10% on a debt adjusted per share basis;

•	Developed its horizontal drilling program, including both geological and engineering capabilities that will provide a substantial part of our 2010 drilling program; and

•	Under previous SEC pricing parameters achieved a 164% production replacement with new reserves.

The company’s mid-stream operating segment:

•	Added an additional 69 miles of pipeline (9% increase);

•	Connected 37 new wells to its gathering systems; and

•	Increased 2009 processing volumes per day and liquids sold volume per day by 12% and 24%, respectively.

The committee agreed that 2009 performance results supported a cash bonus award. The committee then reviewed data provided by Villareal in determining the amount of these bonuses.

Villareal provided the committee with an incentive compensation analysis report which included the following survey-based comparison of average bonuses by position as a percentage of salary:

Position	Watson Wyatt Survey(1)	ERI(2)	Mercer(3)	Average Bonus (% of salary)
President/Chief Executive Officer (compared to Mr. Pinkston)	124.4%	97.3%	92.1%	104.6%
Chief Legal Officer (compared to Mr. Schell)	53.1%	29.5%	81.2%	57.9%
Chief Financial Officer (compared to Mr. Merrill)	77.7%	58.2%	70.6%	68.8%
Head of Drilling Division (compared to Mr. Cromling)	-	-	53.1%	53.1%
Head of Exploration (compared to Mr. Guidry)	-	-	66.8%	66.8%

(1) Watson Wyatt “ECS Industry Report on Top Management Compensation” survey, 2008/2009.

(2) The “Salary Assessor – Economic Research Institute Survey” 2009.

(3) Mercer “Survey of Energy Companies in the U.S.” 2009 survey.

Villareal’s incentive compensation report also included information on the target bonus as a percent of salary by position, as follows:

Position	Watson Wyatt Survey(1)	Villareal & Associates Survey(2)
President/Chief Executive Officer (compared to Mr. Pinkston)	76.6%	95.0%
Chief Legal Officer (compared to Mr. Schell)	43.4%	-
Chief Financial Officer (compared to Mr. Merrill)	50.3%	-
Chief Division Executive (compared to Messrs. Cromling and Guidry)	46.7%	-

(1) ECS Industry Report on Top Management Compensation, Watson Wyatt Data Services 2008/2009.

(2) Energy Industry Report on Compensation Practices, Villareal & Associates 2009.

Based on the survey information presented to them by Villareal, as well as Villareal’s target recommendations (75% of salary for our chief executive officer, 50% of salary for all other named executive officer’s) derived from those surveys, the committee members determined that the target amounts for our named executive officers would be 75% of salary for Mr. Pinkston, and 50% of salary for each of Messrs. Schell, Merrill, Cromling and Guidry. The committee further determined that, in view of the positive 2009 performance results, and because the named executive officers had not received bonus awards for 2008 or in 2009, the appropriate bonus amounts would be at target levels.

Accordingly, the cash bonuses the committee determined appropriate for our named executive officers in early 2010 are as follows:

Name	Amount ($)	Amount (% of 2009 salary)
Mr. Pinkston	450,000	75%
Mr. Schell	150,000	50%
Mr. Merrill	145,000	50%
Mr. Cromling	145,000	50%
Mr. Guidry	145,000	50%

The committee approved the above bonuses on February 15, 2010, and recommended them to the board, which approved them on February 16, 2010, payable in March 2010.

2010 Long-term incentive awards.  The following information is provided as supplemental information beneficial to investors, providing additional context to our fiscal year 2009 compensation decisions. This information will be analyzed in detail in our proxy statement for our 2011 annual meeting since the decisions detailed in this section involve compensation decisions for 2010 which are not rewarding or otherwise based on 2009 performance, and which are not considered to have been earned in 2009. These amounts will not appear in the summary compensation or other tables set forth in this proxy statement.

During the first quarter of 2010, the compensation committee approved the following restricted stock awards for our named executive officers.

Name	# Shares Awarded
Mr. Pinkston	37,018
Mr. Schell	10,334
Mr. Merrill	9,985
Mr. Cromling	9,985
Mr. Guidry	9,985

These awards are payable in four equal installments paid over a three year period, beginning April 1, 2010.

Executive stock ownership policy.  Although we encourage our named executive officers to own stock or other equity interests in the company, we do not require them to do so. During the course of their employment, all named executive officers have received compensation in the form of stock or other equity interests. We have a policy of prohibiting our executive officers (and directors) from engaging in short-term or speculative transactions in our securities, including hedging activities.

No backdating, springloading or repricing of options.  We do not backdate options, grant options retroactively or reprice existing options. In addition, we do not coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. Option and stock awards are granted at fair market value on the date the award is approved. Our general practice is to grant awards only on an annual grant basis, although there are occasions when grants have been made on other dates, such as in connection with a newly-hired employee.

Non-employee director compensation.  The compensation committee recommends the form and amount of compensation for our non-employee directors to the board and the board makes the final determination. In making its decisions, the compensation committee considers such factors as it deems appropriate, including historical compensation information, level of compensation necessary to attract and retain non-employee directors meeting our desired qualifications and market data. To date, the compensation committee has not used a consultant to aid it in its determination of these fees.

Accounting and tax considerations.  Before 2006, the primary form of equity compensation that we awarded to our named executive officers consisted of stock options. We selected this form of award because of the favorable accounting and tax treatment and the expectation of employees in our industry. However, beginning in 2006, the accounting treatment of stock options changed as a result of Statement of Financial Accounting Standards No. 123(R) (now replaced by FASB Accounting Standards Codification Topic 718), making the accounting treatment of stock options less attractive as a form of employee compensation. As a result, since 2006 we have used stock appreciation rights, restricted stock or a mix of the two for our named executive officers, although we do continue to use option awards for our non-employee directors.

Section 162(m).  The committee considers the potential effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our named executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for certain executive officers, unless the compensation is performance-based.

The committee has examined our current executive compensation program and understands that occasionally some of the compensation paid to our named executive officers may not be deductible under Section 162(m). However, the committee does not believe that the loss of any deductions will be likely to have a material negative financial impact on the company. The estimated net impact on the company for 2009 was approximately $2,029.00, the amount of the lost tax deduction on compensation in excess of Section 162(m) limits. The committee also believes that it is important to retain the flexibility to motivate performance through awards or programs that do not meet all of the requirements of Section 162(m). The committee will continue to monitor the issue of deductibility, and make adjustments to our executive compensation programs as it feels appropriate and warranted.

Nonqualified deferred compensation.  On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law changing the tax rules applicable to nonqualified deferred compensation arrangements. A more detailed discussion of our nonqualified deferred compensation program is provided on page 34 under the heading “NON-QUALIFIED DEFERRED COMPENSATION.”

No employment agreements.  We currently do not have employment contracts with our named executive officers. But we have entered into key employee contracts with three of our named executive officers. Additional information regarding those agreements is contained in the discussion under POTENTIAL PAYMENTS ON TERMINATION OR CHANGE-IN-CONTROL below.

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation paid, distributed, or earned by or for our named executive officers for fiscal years 2007 through 2009.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Larry D. Pinkston, President and CEO	2009	600,000	450,000	-	-	-	-	24,699	1,074,699
	2008	600,000	-	-	-	-	-	24,413	624,413
	2007	500,000	600,000	1,362,444	1,076,214	-	-	24,011	3,562,669
Mark E. Schell, Sr. V.P., Secretary and General Counsel	2009	300,000	150,000	-	-	-	-	25,545	475,545
	2008	300,000	-	-	-	-	-	24,454	324,454
	2007	275,000	220,000	647,945	394,605	-	-	24,076	1,561,626
David T. Merrill, CFO and Treasurer	2009	290,000	145,000	-	-	-	-	30,593	465,593
	2008	290,000	-	-	-	-	-	29,402	319,402
	2007	250,000	200,000	589,057	358,738	-	-	28,958	1,426,753
John Cromling, Executive V.P. - Drilling	2009	290,000	145,000	-	-	-	-	27,499	462,499
	2008	290,000	-	-	-	-	-	25,822	315,822
	2007	220,000	160,000	461,622	236,759	-	-	27,143	1,105,524
Bradford J. Guidry, Sr. V.P. - Exploration	2009	290,000	145,000	-	-	-	-	23,502	458,502
	2008	290,000	-	-	-	-	-	23,046	313,046
	2007	210,000	220,000	472,300	226,003	-	-	22,625	1,150,928

Notes to table:

(1)	Compensation deferred at the election of an executive is included in the year earned. During 2007, 2008, and 2009, the following named executives deferred, on a discretionary basis, the following amounts of salary or bonus into our compensation deferral plans:

Name	Amounts Deferred
	Year	Salary($)	Bonus($)
Larry D. Pinkston	2009	22,000	17,753
	2008	96,000	20,000
	2007	60,000	50,500
Mark E. Schell	2009	22,000	26,280
	2008	18,000	13,200
	2007	24,010	20,590
David T. Merrill	2009	68,700	11,600
	2008	52,220	-
	2007	51,200	15,500
John Cromling	2009	22,000	11,600
	2008	-	-
	2007	-	20,500
Bradford J. Guidry	2009	22,000	11,733
	2008	17,400	-
	2007	-	20,500

(2)	The amounts in column (d) reflect the bonus amount earned in the year without regard to the year(s) those amounts were actually paid, and do not include amounts, if any, earned in prior years but paid in the stated year. The amount for 2009 was both awarded and paid in 2010, but is included as 2009 income because it was deemed to be earned in 2009.

(3)	The amounts included in the “Stock Awards” column are the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718 “Stock Compensation,” which excludes the effect of estimated forfeitures. For a discussion of the valuation assumptions used in calculating these values for year 2007, the only year in which there is a table entry in this column, see Notes 2 and 11 to our 2007 Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2007. The amount shown does not represent amounts paid to the named executive officers.

SEC Rule Change Impact Note: Under generally accepted accounting principles, compensation expense with respect to stock awards and option awards granted to our employees is generally recognized over the vesting periods applicable to the awards. The SEC’s disclosure rules previously required that we present stock award and option award information for 2008 and 2007 based on the amount recognized during the corresponding year for financial statement reporting purposes with respect to these awards (which meant, in effect, that in any given year we could recognize for financial statement reporting purposes amounts with respect to grants made in that year as well as with respect to grants from past years that vested in or were still vesting during that year). However, the recent changes in the SEC disclosure rules require that we now present the stock award and option award amounts in the applicable columns of the table above with respect to 2008 and 2007 on a similar basis as the 2009 presentation using the grant date fair value of the awards granted during the corresponding year (regardless of the period over which the awards are scheduled to vest). Since this requirement differs from the SEC’s past disclosure rules, the amounts reported in the table above for stock award and option awards in 2008 and 2007 differ from the amounts previously reported in our Summary Compensation Table for these years. As a result, to the extent applicable, each named executive officer’s total compensation amounts for 2008 and 2007 also differ from the amounts previously reported in our Summary Compensation Table for these years.

(4)	The amounts included in the “Option Awards” column are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 related to SAR awards granted in 2007, the only year for which there is an entry in this column, and does not include any impact of estimated forfeitures. For a discussion of the valuation assumptions used in calculating these values for year 2007, see Notes 2 and 11 to our 2007 Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2007. The amount shown does not represent amounts paid to the named executive officers. Due to SEC rule changes explained in the SEC Rule Change Impact Note in footnote (3) above, the amounts reported in our Summary Compensation Tables as option awards for years 2008 and 2007 differ from the amount we have previously reported for these years. As a result, applicable total compensation figures for our named executive officers for 2008 and 2007 differ from those previously reported in our Summary Compensation Table for these years.

(5)	We do not provide for preferential or above-market earnings on deferred compensation.

(6)	The table below shows the components of this column:

Name	Year	401(k) Match for stated Plan year ($)*	Personal Car Allowance ($)	Club Membership ($)	Total “All Other Compensation” ($)
Larry D. Pinkston	2009	17,199	7,500	0	24,699
	2008	16,146	7,500	767	24,413
	2007	15,795	7,500	716	24,011
Mark E. Schell	2009	17,199	7,500	846	25,545
	2008	16,146	7,500	808	24,454
	2007	15,795	7,500	781	24,076
David T. Merrill	2009	16,694	6,000	7,899	30,593
	2008	16,146	6,000	7,256	29,402
	2007	15,795	6,000	7,163	28,958
John Cromling	2009	17,199	4,184**	6,116	27,499
	2008	16,146	3,556**	6,120	25,822
	2007	15,795	5,228**	6,120	27,143
Bradford J. Guidry	2009	17,199	6,000	303	23,502
	2008	16,146	6,000	900	23,046
	2007	15,795	6,000	830	22,625

*	Our matching contribution is made in shares of our common stock.

**	This amount represents the imputed income attributable to Mr. Cromling’s use of a company vehicle.

GRANT OF PLAN-BASED AWARDS

No plan-based grants were made to the named executive officers during 2009. For 2009, 100% of our named executive officers total compensation consisted of their salaries and the annual bonus awarded to them in February 2010 which is deemed to have been earned in 2009. No equity awards were granted during 2009. In 2008, since neither annual bonuses nor equity awards were granted, salary alone accounted for 100% of our named executive officers’ compensation. For 2007, our named executive officers’ salary and annual bonus represented approximately 34% of their total compensation, while equity accounted for 66%.

OUTSTANDING EQUITY AWARDS AT END OF 2009

The following table shows outstanding equity awards at December 31, 2009 for each of the named executive officers:

OUTSTANDING EQUITY AWARDS AT END OF 2009
	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Larry D. Pinkston	7,500					16.6875	12/19/10
	7,500					19.04	12/17/12
	10,000					22.95	12/17/13
	10,000					37.83	12/14/14
	15,811	(4)	7,905	(4)		51.76	12/12/16
	15,843	(5)	31,686	(5)		44.31	12/19/17
								26,754	1,137,045
Mark E. Schell	7,500					16.6875	12/19/10
	7,500					19.04	12/17/12
	7,500					22.95	12/17/13
	8,500					37.83	12/14/14
	4,348	(4)	2,174	(4)		51.76	12/12/16
	5,809		11,618	(5)		44.31	12/19/17
								12,953	550,503
David T. Merrill	5,000					21.50	8/25/13
	3,000					22.95	12/17/13
	5,000					37.83	12/14/14
	3,953	(4)	1,976	(4)		51.76	12/12/16
	5,281	(5)	10,562	(5)		44.31	12/19/17
								11,776	500,480
John Cromling	700					22.95	12/17/13
	3,500					37.83	12/14/14
	6,000		1,500			37.69	5/25/15
	2,899	(4)	1,449	(4)		51.76	12/12/16
	3,486	(5)	6,970	(5)		44.31	12/19/17
								9,456	401,880
Bradford J.	5,000					19.04	12/17/12
Guidry	3,500					22.95	12/17/13
	3,500					37.83	12/14/14
	6,000		1,500			37.69	5/25/15
	2,767	(4)	1,383	(4)		51.76	12/12/16
	3,327	(5)	6,654	(5)		44.31	12/19/17
								9,741	413,993

Notes to table:

(1)	Each option grant has a ten-year term and vests in 20% annual increments beginning on the first anniversary of the grant date. Exercise prices are determined using the closing market price of our common stock on the date of grant.

(2)	Further information regarding these restricted stock shares is as follows:

Name	Award Date	Total Shares subject to awards	Grant Date FMV $	Vesting Schedule (#)
				1/1/07	1/1/08	1/1/09	1/1/10
Larry D. Pinkston	12/12/06	8,990	465,322	(2,248)	(2,247)	(2,248)	2,247
Mark E. Schell	12/12/06	2,472	127,951	(618)	(618)	(618)	618
David T. Merrill	12/12/06	2,248	116,357	(562)	(562)	(562)	562
John Cromling	12/12/06	1,648	85,300	(412)	(412)	(412)	412
Bradford J. Guidry	12/12/06	1,573	81,418	(394)	(393)	(393)	393

Name	Award date	Shares subject to award and vesting August 23, 2010 (#)	Grant date FMV $
Larry D. Pinkston	12/19/07	18,267	809,411
Mark E. Schell	12/19/07	10,047	445,183
David T. Merrill	12/19/07	9,134	404,728
John Cromling	12/19/07	7,672	339,946
Bradford J. Guidry	12/19/07	8,038	356,164

Name	Award date	Shares subject to award	Grant date FMV $	Vesting schedule (#)
				1/1/08	1/5/09	1/4/10	1/3/11
Larry D. Pinkston	12/19/07	12,481	553,033	(3,121)	(3,120)	3,120	3,120
Mark E. Schell	12/19/07	4,576	202,763	(1,144)	(1,144)	1,144	1,144
David T. Merrill	12/19/07	4,160	184,330	(1,040)	(1,040)	1,040	1,040
John Cromling	12/19/07	2,746	121,675	(687)	(687)	686	686
Bradford J. Guidry	12/19/07	2,621	116,137	(656)	(655)	655	655

(3)	Market value is determined based on a market value of our common stock of $42.50, the closing price of our common stock on the NYSE on December 31, 2009.

(4)	These shares of stock appreciation rights (stock settled) vest in one-third increments on January 1st of each of the years 2008 through 2010.

Name	Award date	Total SARs	Vesting schedule (#)
			1/1/08	1/1/09	1/1/10
Larry D. Pinkston	12/12/06	23,716	(7,906)	(7,905)	7,905
Mark E. Schell	12/12/06	6,522	(2,174)	(2,174)	2,174
David T. Merrill	12/12/06	5,929	(1,977)	(1,976)	1,976
Bradford J. Guidry	12/12/06	4,150	(1,384)	(1,383)	1,383
John Cromling	12/12/06	4,348	(1,450)	(1,449)	1,449

(5)	These shares of stock appreciation rights (stock settled) vest in one-third increments, as shown below, in January of each of the years 2009 through 2011.

Name	Award date	Total SARs	Vesting schedule (#)
			1/5/09	1/4/10	1/3/11
Larry D. Pinkston	12/19/07	47,529	(15,843)	15,843	15,843
Mark E. Schell	12/19/07	17,427	(5,809)	5,809	5,809
David T. Merrill	12/19/07	15,843	(5,281)	5,281	5,281
Bradford J. Guidry	12/19/07	9,981	(3,327)	3,327	3,327
John Cromling	12/19/07	10,456	(3,486)	3,485	3,485

OPTION EXERCISES AND STOCK VESTED TABLE FOR 2009

The table below shows information regarding options and stock awards exercised and vested, respectively, for the named executive officers in 2009.

OPTION EXERCISES AND STOCK VESTED FOR 2009
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)	(e)
Larry D. Pinkston	0	-	5,368	241,587
Mark E. Schell	0	-	1,762	79,816
David T. Merrill	0	-	1,602	72,567
John Cromling	0	-	1,099	49,668
Bradford J. Guidry	0	-	1,048	47,363

Note to table:

(1)	Value realized equals fair market value of the stock on date of vesting times the number of shares acquired.

NON-QUALIFIED DEFERRED COMPENSATION

We permit the named executive officers and certain other employees to elect to receive a portion of their compensation on a deferred basis under our salary deferral plan (an unsecured, non-qualified, deferred compensation plan). We do not provide any matching contributions to this plan. Certain material terms of that plan are discussed below.

Under the plan, each participant may elect to defer up to 100% of his salary and any cash bonuses he may have earned.

A participant’s deferrals under the plan (including earnings) are credited with investment gains and losses until the amounts are paid out. Account balances are deemed invested in phantom investments selected by the executive from an array of investment options that mirror the funds in our 401(k) plan (excluding the company’s common stock fund), subject to restrictions established by the plan administrator.

The following table presents the investment gain or loss (expressed as a percentage of rate of return) for each of the investment options under the plan for 2009.

FUND	PERCENTAGE RETURN
Eaton Vance Large-Cap Value A Fund	17.01%
Neuberger Berman Partners Tr Fund	55.85%
LargeCap S&P 500 Index R5 Fund	25.99%
American Funds Growth Fund of America R3 Fund	34.12%
LargeCap Growth R5 Fund	26.86%
MidCap Value I R5 Fund	33.53%
MidCap S&P 400 Index R5 Fund	36.74%
Janus Advisor Mid Cap Growth S Fund	42.51%
SmallCap Value R5 Fund	11.13%
Neuberger Berman Genesis Tr Fund	26.25%
SmallCap S&P 600 Index R5 Fund	25.21%
Fidelity Advisor Small Cap T Fund	27.61%
Dodge & Cox International Stock Fund	47.46%
Principal LifeTime Strategic Income R5 Fund	18.27%

FUND	PERCENTAGE RETURN
Principal LifeTime 2010 R5 Fund	24.59%
Principal LifeTime 2020 R5 Fund	27.14%
Principal Investors LifeTime 2030 R5 Fund	28.57%
Principal Investors LifeTime 2040 R5 Fund	29.13%
Principal Investors LifeTime 2050 R5 Fund	29.57%
PIMCO Total Return Admin Fund	13.55%
Dreyfus Bond Market Index Inv. Fund	4.47%

A participant’s plan balance becomes payable 30 days following the participant’s termination of employment. At the participant’s election, the plan balance may be paid as a lump sum, or in monthly or annual installments over a period of no longer than five years. If a participant does not timely designate a payment method, then payment will be made in a lump sum. If a participant elects payment over a period of years, the participant may elect that all remaining payments to his or her beneficiary be made in a lump sum on the participant’s death. Despite the foregoing, a participant may elect to receive a lump sum distribution from the plan in the event of certain severe financial hardships. The amount of any hardship distribution may not exceed the amount necessary to satisfy the hardship.

The following table shows the named executive officers’ contributions, earnings and account balances in our non-qualified plan as of December 31, 2009.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2009
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
(a)	(b)	(c)	(d)	(e)	(f)
Larry D. Pinkston	-	-	184,357	275,000	807,215
Mark E. Schell	9,000	-	67,390	-	291,552
David T. Merrill	52,200	-	40,315	-	160,807
John Cromling	-	-	-	-	-
Bradford J. Guidry	-	-	3,912	-	18,569

Notes to table:

(1)	The “Executive Contributions” column above (column (b)) shows amounts that were also reported as “salary” or “bonus” in the 2009 Summary Compensation Table. Those amounts, as well as amounts in the “Aggregate Balance” column (column (f)) that represent salary or bonus that were reported in the Summary Compensation Tables for proxy materials in prior years, are quantified below. We do not make contributions to our non-qualified deferral plan.

(2)	We do not make contributions to our non-qualified deferral plan.

(3)	The aggregate balances represent 2009 executive contributions and associated earnings, as well as amounts that the named executive officers earned but elected to defer, plus earnings or losses from prior years’ participation in this plan.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE-IN-CONTROL

The discussion below provides a summary of the various plans and contracts under which each of the named executive officers would be entitled to certain compensation in the event of termination of that executive’s employment. The amounts that would actually be paid out can only be determined at the time of the executive’s separation from service, and may well be different than the figures set forth below. The company has determined (and, where necessary, taken any action required to carry out that determination) that, as long as the George Kaiser Family Foundation (“GKFF”) does not exceed ownership of more than 25% of the total number of the company’s issued and outstanding shares of common stock, and otherwise complies with the terms and conditions of the Standstill Agreement and the Fourth Amendment to Rights Agreement entered into on March 24, 2009, GKFF’s ownership of more than 15% of our issued and outstanding shares will not constitute a change in control or trigger the change-in-control provisions of any company plan or the key employee contracts. The Standstill

Agreement and the Fourth Amendment to Rights Agreement were attached as exhibits to our Current Report on Form 8-K filed March 25, 2009.

SEPARATION BENEFIT PLAN

On December 20, 1996, effective as of January 1, 1997, our board adopted the Separation Benefit Plan of Unit Corporation and Participating Subsidiaries. This plan is generally applicable to all of our full-time salaried employees and to the salaried employees of our subsidiaries, who have been with their employer for at least one year. Subject to the terms of the plan, any eligible employee whose employment is terminated is entitled to receive a separation benefit in an amount calculated by dividing the eligible employee’s average annual base salary in effect immediately before the employee’s separation by 52 to determine a weekly separation benefit amount. The number of weekly separation benefit payments then payable to an eligible employee is calculated based on the employee’s years of service in accordance with a schedule set forth in the plan. Employees who voluntarily leave their employment are not entitled to receive a separation benefit unless they have completed at least 20 years of service. Any eligible employee who has completed 20 years of service or more is vested in his or her separation benefit, subject to fulfilling the other requirements of the plan. Separation benefit payments are limited to a maximum of 104 weekly payments. The plan also provides that, unless otherwise provided by our board before a “change-in-control” of the company, as defined in the plan, all eligible employees shall be vested in their separation benefit as of the date of the “change-in-control” based on their years of service. An investment by the George Kaiser Family Foundation (“GKFF”) in shares of the company’s common stock is exempt from triggering the change in control provisions of this plan as long as GKFF’s total ownership does not exceed 25% of our issued and outstanding shares of common stock. As a condition to receiving the separation benefits, employees must sign a separation agreement waiving certain claims the employee may have against the company or its subsidiaries.

This table identifies the amounts that would be due to each of our named executive officers assuming that these amounts were determined as of December 31, 2009.

ESTIMATED BENEFIT AMOUNTS AS OF DECEMBER 31, 2009
Name	Amount Due Under Plan($)*
Larry D. Pinkston	1,200,000
Mark E. Schell	513,977
David T. Merrill	133,846
John Cromling	267,692
Bradford J. Guidry	468,461

*	Assumes for purposes of this disclosure only that the amount shown has either vested under the terms of the plan or that a change-in-control of the company (as defined in the plan) has occurred.

CHANGE-IN-CONTROL ARRANGEMENTS

Unit Corporation Amended and Restated Stock Option Plan.  As provided for in option agreements entered into under the terms of the Unit Corporation Amended and Restated Stock Option Plan, all stock options vest immediately in the event of a “change-in-control” of the company. A

“change-in-control” is deemed to have occurred at the time any person or group, other than the company or an “Exempt Person,” is or becomes the beneficial owner, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding securities. An Exempt Person is generally defined to be any person (or estate or trust of such person) who, on the date of the plan, owned securities representing more than 20% of the combined voting power of our then outstanding securities, and any spouse, parent or issue of such person.

Unit Corporation Stock and Incentive Compensation Plan.  The restricted shares of stock and the SARs awards granted in December 2006 and December 2007 under the Unit Corporation Stock and Incentive Plan vest immediately in the event of a “change-of-control” of the company. Under that plan, a “change-in-control” is generally defined as:

(1)	Any individual, entity or group acquiring beneficial ownership of 15% or more of either the outstanding shares of the company’s common stock or the combined voting power of the outstanding voting securities of the company entitled to vote generally for the election of directors, provided that an investment by the George Kaiser Family Foundation (“GKFF”) in shares of the company’s common stock is deemed to be exempt from triggering the change in control provisions of this plan as long as GKFF’s total ownership does not exceed 25% of our issued and outstanding shares of common stock;

(2)	Individuals who constitute the board on the date thereof ceasing to constitute a majority of the board (provided that an individual whose election or nomination as a director is approved by a vote of at least a majority of the directors as of the date thereof will be deemed a member of the incumbent board);

(3)	Approval by our stockholders of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the company or the acquisition of assets of another entity, unless following the business combinations:

•

all or substantially all of the beneficial owners of the company’s then outstanding common stock prior to the business combination own more than 70% of the outstanding common stock of the company resulting from the business combination;

•	no person, entity or group owns 25% or more of the outstanding voting securities of the company resulting from the business combination; and
•	at least a majority of the board of the company resulting from the business combination were members of the company’s board prior to the business combination; or

(4)	Approval by our stockholders of a complete liquidation or dissolution of the company.

Unit Corporation Annual Performance Bonus Plan.  Under this plan, a change in control occurs when a natural or corporate person acquires 15% or more of either (i) the then outstanding shares of common stock of the company, or (ii) the combined voting power of the then outstanding voting securities of the company, provided that an investment by the George Kaiser Family Foundation (“GKFF”) in shares of the company’s common stock is exempt from triggering the change in control provisions of this plan as long as GKFF’s total ownership does not exceed 25% of our issued and outstanding shares of common stock. The following circumstances are not considered a change in control for purposes of this plan:

•	any acquisition directly from the company,

•	any acquisition by the company,

•	any acquisition by any employee benefit plan or related trust sponsored/maintained by the company or an affiliate of the company, or

•	any acquisition related to a statutory reorganization, merger, share exchange or sale of all or substantially all of the company’s assets where

•

all of the beneficial owners of the company’s stock just prior to and just after the transaction continue to own more than 60% of the stock and voting power in substantially the same proportion to their pre-transaction interests, and

•	no person beneficially owns 15% or more of the stock result or voting power of the combined organization except to the extent they did so before the transaction, and

•	at least a majority of the board of the new entity were members of the board of the previous entity.

Any participants in the performance bonus plan at the time of a change in control will receive a minimum award that is the greatest of:

•	the amount of the performance bonus award received by the participant for the performance period ending before the calendar year of the change of control; or

•	the amount that would be payable to the participant assuming the company achieved the target level of the performance objectives for the performance period; or

•

the award amount that would be payable to the participant based on the company’s actual performance and achievement of applicable performance objectives for the performance period through the date of the change in control.

If, between the date of payment of an award under the performance bonus plan and the date of a change in control, an employee is terminated without cause by the employer or by good reason at the employee’s election, the participant is entitled to receive their scheduled performance bonus award, except that if such employee is also a party to a Key Employee Change in Control contract, then that employee’s award will be the greater or the amount they would receive under the terms of the performance bonus plan or the amount they would receive under the change of control contract. “Cause” is defined as willful and continued failure to perform substantially the employee’s duties (except for illness ) after written demand for performance identifying nature of defective performance or willfully engaging in illegal or gross misconduct that materially and demonstrably injures the company.

As of December 31, 2009, no awards had been made under this plan.

Key Employee Contracts.  We have entered into key employee change-in-control contracts with Messrs. Pinkston, Schell, and Merrill. These contracts have an initial three-year term that is automatically extended for one year on each anniversary, unless a notice not to extend is given by us. If a change-in-control of the company (as defined below) occurs during the term of the contract, then the contract becomes operative for a fixed three-year period. The contracts generally provide that the executive’s terms and conditions of employment (including position, work location, compensation and benefits) will not be adversely changed during the three-year period after a change-in-control. If the executive’s employment is terminated by the company (other than for cause, death or disability), the executive terminates for good reason during the three-year period, or the executive terminates employment for any reason during the 30-day period following the first anniversary of the change-in-control, and on certain terminations before a change-in-control or in connection with or in anticipation of a change-in-control, the executive is generally entitled to receive from the company in a lump sum the following payment and benefits:

•	earned but unpaid compensation;

•	up to 3 times the executive’s base salary plus annual bonus (based on historic annual bonus); and

•	the company matching contributions that would have been made had the executive continued to participate in the company’s 401(k) plan for up to an additional three years.

In addition, the contract provides for a continuation of various medical, dental, disability and life insurance plans for a period of up to three years, outplacement services and the payment of all legal fees and expenses incurred by the executive in enforcing any right or benefit provided by the contract. The contract provides that the executive is entitled to receive a payment in an amount sufficient to make the executive whole for any excise tax on excess parachute payments imposed under Section 4999 of the Internal Revenue Code.

As a condition to receipt of these severance benefits, the executive must remain in the employ of the company and render services commensurate with his position. The executive must also agree to retain in confidence any and all confidential information known to him concerning the company and its business so long as the information is not otherwise publicly disclosed. As of the date of this proxy statement, no amounts have been paid under these contracts.

For purposes of these contracts, a change-in-control is generally defined as:

(1)	Any individual, entity or group acquiring beneficial ownership of 15% or more of either the outstanding shares of the company’s common stock or the combined voting power of the outstanding voting securities of the company entitled to vote generally for the election of directors;

(2)	Individuals who constitute the board on the date thereof cease to constitute a majority of the board, provided that an individual whose election or nomination as a director is approved by a vote of at least a majority of the directors as of the date thereof will be deemed a member of the incumbent board;

(3)	Approval by our stockholders of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the company or the acquisition of assets of another entity, unless following the business combination:

•

all or substantially all of the beneficial owners of our outstanding common stock before the business combination own more than 60% of the outstanding common stock of the corporation resulting from the business combination;

•	no person, entity or group owns 15% or more of the outstanding voting securities of the corporation resulting from the business combination; and,

•	at least a majority of the board of the company resulting from the business combination were members of the company’s board prior to the business combination; or

(4)	Approval by our stockholders of a complete liquidation or dissolution of the company.

PAYMENTS ON TERMINATION OR CHANGE-IN-

CONTROL TABLE

The following table sets forth quantitative information with respect to potential payments to be made to each of the named executive officers or their beneficiaries on termination under various circumstances, assuming termination on December 31, 2009. The potential payments are based on the various plans maintained by us as well as the negotiated contractual terms of certain agreements we have made with some of the named executive officers. For a more detailed description of each of these plans and agreements, see the discussion of each plan and agreement above. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the executive. Actual amounts would only be known at the time they would become due under the plan(s) or agreement.

The amounts presented in the table below are in addition to each of the named executive officer’s deferred compensation noted in the “Non-Qualified Deferred Compensation For 2009” table on page 35.

	TYPE OF TRIGGERING EVENT
Named Executive Officer	Death or Disability	Voluntary Termination or Retirement	Change in Control without Termination	Termination by Company for Cause	Termination by Company without Cause unrelated to Change in Control	Termination by Company or by Executive for Good Reason after Change in Control	Termination by Executive without Good Reason after Change in Control
Larry D. Pinkston
Key Employee Contract Payments:
Salary under contract formula(1)	-	-	-	-	-	$1,800,000	-
Bonus under contract formula(1)	-	-	-	-	-	$1,800,000	-
Previously-earned but unpaid bonus amounts	-	-	-	-	-	-	-
Tax Gross-up(2)	-	-	-	-	-	$1,326,180	-
36 months 401(k) company match	-	-	-	-	-	$51,597	-
Health Insurance(3)	-	-	-	-	-	$17,499	-
Disability Insurance(3)	-	-	-	-	-	$4,391	-
Outplacement Services	-	-	-	-	-	$30,000	-
Stock Awards(4)	$1,137,046	-	$1,137,046	-	-	$1,137,046	$1,137,046
Option and SARs Awards(5)	-	-	-	-	-	-	-
Separation Benefit Plan Payment	$1,200,000	$1,200,000	-	-	$1,200,000	$1,200,000	$1,200,000
	$2,337,046	$1,200,000	$1,137,046	$-	$1,200,000	$7,366,713	$2,337,046
Mark E. Schell
Key Employee Contract Payments:
Salary under contract formula(1)	-	-	-	-	-	$900,000	-
Bonus under contract formula(1)	-	-	-	-	-	$660,000	-
Previously-earned but unpaid bonus amounts	-	-	-	-	-	-	-
Tax Gross-up(2)	-	-	-	-	-	-	-
36 months 401(k) company match	-	-	-	-	-	$51,597	-
Health Insurance(3)	-	-	-	-	-	$30,048	-
Disability Insurance(3)	-	-	-	-	-	$2,231	-
Outplacement Services	-	-	-	-	-	$30,000	-
Stock Awards(4)	$550,503	-	$550,503	-	-	$550,503	$550,503
Option and SARs Awards(5)	-	-	-	-	-	-	-
Separation Benefit Plan Payment	$507,692	$507,692	-	-	$507,692	$507,692	$507,692
	$1,058,195	$507,692	$550,503	$-	$507,692	$2,732,071	$1,058,195

	TYPE OF TRIGGERING EVENT
Named Executive Officer	Death or Disability	Voluntary Termination or Retirement	Change in Control without Termination	Termination by Company for Cause	Termination by Company without Cause unrelated to Change in Control	Termination by Company or by Executive for Good Reason after Change in Control	Termination by Executive without Good Reason after Change in Control
David T. Merrill
Key Employee Contract Payments:
Salary under contract formula(1)	-	-	-	-	-	$870,000	-
Bonus under contract formula(1)	-	-	-	-	-	$600,000	-
Previously-earned but unpaid bonus amounts	-	-	-	-	-	-	-
Tax Gross-up(2)	-	-	-	-	-	$606,313	-
36 months 401(k) company match	-	-	-	-	-	$50,081	-
Health Insurance(3)	-	-	-	-	-	$19,263	-
Disability Insurance(3)	-	-	-	-	-	$2,159	-
Outplacement Services	-	-	-	-	-	$30,000	-
Stock Awards(4)	$500,480	-	$500,480	-	-	$500,480	$500,480
Option and SARs Awards(5)	-	-	-	-	-	-	-
Separation Benefit Plan Payment	$133,846	$133,846	-	-	$133,846	$133,846	$133,846
	$634,326	$133,846	$500,480	$-	$133,846	$2,812,142	$634,326
John Cromling
Stock Awards(4)	$401,880	-	$401,880	-	-	$401,880	$401,880
Option and SARs Awards(5)	$7,215	-	$7,215	-	-	$7,215	$7,215
Separation Benefit Plan Payment	$267,692	$267,692	-	-	$267,692	$267,692	$267,692
	$676,787	$267,692	$409,095	$-	$267,692	$676,787	$676,787
Bradford J. Guidry
Stock Awards(4)	$413,994	-	$413,994	-	-	$413,994	$413,994
Option and SARs Awards(5)	$7,215	-	$7,215	-	-	$7,215	$7,215
Separation Benefit Plan Payment	$468,462	$468,462	-	-	$468,462	$468,462	$468,462
	$889,671	$468,462	$421,209	$-	$468,462	$889,671	$889,671

Notes to Table:

(1)	It is assumed for purposes of these calculations that all year-to-date accrued salary, bonus and vacation pay is current as of December 31, 2009. This amount is based on the 2009 salary and excludes the bonus awarded in February 2010 but deemed earned in 2009, since that bonus amount would not be a factor in calculating these amounts under the terms of the governing agreements. If that bonus had been included in these calculations, there would be no changes to the figures set forth above. This calculation represents the product of 3 and the sum of:

(i)	the executive officer’s annual base salary, as defined, and

(ii)	the highest annual bonus (as determined under the agreement).

(2)	The estimated tax gross up is based on the 20% excise tax, grossed up for taxes, on the amount of severance and other benefits above each individual’s average five-year W-2 earnings times 3. This estimate is made as of December 31, 2009. For Mr. Schell, payment due under change-in-control provisions did not exceed his base amount times 3.

(3)	The amount for health and disability coverage was determined by assuming that the rate of cost increases for such coverage equals the discount rate applicable to reduce the amount to present value as of December 31, 2009.

(4)	The value of restricted stock assumes a fair market value for our common stock of $42.50, the closing price of our common stock on the NYSE on December 31, 2009.

(5)	The value of stock options and SARs assumes a fair market value for our common stock of $42.50, the closing price of our common stock on the NYSE on December 31, 2009. Value is calculated on the basis of the difference between $42.50 and the exercise price multiplied by the number of shares of common stock underlying the options and SARs.

RETIREMENT OR CONSULTING AGREEMENTS

In connection with the retirement of Mr. King P. Kirchner from his position as our chief executive officer, we entered into a Separation Agreement with Mr. Kirchner on May 11, 2001. Under this agreement, Mr. Kirchner was entitled to receive a total of $2.4 million. For the first two years under the agreement, Mr. Kirchner received, as part of the total due him, payments under the terms of the company’s Separation Benefit Plan for Senior Management or a total of $560,000. Then, commencing in July 2003 and continuing through June 2009, Mr. Kirchner received the $1,840,000 balance at the rate of $300,000 per year paid in monthly installments of $25,000.

We have also entered into an agreement with Mr. John G. Nikkel, our former chief executive officer, providing for him to serve as a consultant to the company when he retired on April 1, 2005. Under this agreement, which is for a one year term extendable for successive one year periods by mutual agreement, Mr. Nikkel receives, on an annual basis, $70,000 per year. We have extended the agreement until April 1, 2010. In addition, we provide him with office space and secretarial services for the time he serves as a consultant. At its February 2005 meeting, the compensation committee elected to reward Mr. Nikkel for his 21 years of service to the company by awarding him with a cash bonus of $750,000 payable in 24 monthly installments commencing on the 20th month following his retirement. Effective November 15, 2008, Mr. Nikkel received all of the cash bonus award.

RELATED PERSON TRANSACTIONS

OUR RELATED PERSON TRANSACTION POLICY

Our board has adopted a policy and procedures for the review, approval or ratification of related person transactions (as defined below) which is set forth in our Policy and Procedures with Respect to Related Person Transactions (the “Policy”).

For purposes of the Policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the company (including any of its subsidiaries) was, is or will be a participant and in which any Related Person (as defined below) had, has or will have a direct or indirect material interest, other than (1) transactions in which the amount involved does not exceed $100,000, (2) transactions available to employees generally, or (3) transactions involving compensation approved by the company’s compensation committee.

For purposes of the Policy, a “related person” means (1) any person who is, or at any time since the beginning of the company’s last fiscal year was, a director or executive officer of the company or a nominee to become a director of the company, (2) any person who is known to be the beneficial owner of more than 5% of our voting securities, (3) any immediate family member of any of the above persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner, and (4) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater ownership or economic interest.

Our audit committee is responsible for reviewing and approving (or prohibiting) any transaction that is determined by our general counsel to constitute a related person transaction. The audit committee will consider all of the relevant facts and circumstances available to it, including (if applicable) but not limited to (1) the benefits to the company, (2) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer, (3) the availability of other sources for comparable products or services, (4) the terms of the transaction, and (5) the terms available to unrelated third parties or to employees generally. No member of the audit committee will participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person. The audit committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the company and its stockholders, as the audit committee determines in good faith.

CERTAIN TRANSACTIONS BETWEEN THE COMPANY AND ITS OFFICERS, DIRECTORS, NOMINEES FOR DIRECTOR AND THEIR ASSOCIATES

Since 1984, one of our subsidiaries, or its predecessor, has formed employee-limited partnerships for investment by our employees and directors. The limited partnerships participate with Unit Petroleum Company, a subsidiary of ours, in its exploration and production operations.

Investment in these programs is offered, where allowed under applicable law, to all of our full time salaried employees who satisfy certain financial and other qualification requirements.

Over the years, certain of our named executive officers and directors have invested in these employee programs. The following table shows their investments in the 2009 and 2010 employee programs.

Officer/Director	2009 Employee Program($)	2010 Employee Program($)
King P. Kirchner	100,000	150,000
J. Michael Adcock	100,000	113,000
Larry D. Pinkston	4,000	12,000
Gary R. Christopher	40,000	50,000

REPORT OF THE AUDIT COMMITTEE

The SEC rules require that we include in our proxy statement a report from the board’s audit committee. The following report concerns that committee’s activities regarding oversight of our financial reporting and auditing process.

The audit committee assists the board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. Our management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.

In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in our annual report on Form 10-K for 2009 with our management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The committee reviewed with our independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the committee under generally-accepted auditing standards, including Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended and as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. The committee has discussed with the independent registered public accounting firm the auditors’ independence from management, including the implications of the SEC regulations regarding the provisions of non-audit services by the independent registered public accounting firm and determined that the provisions of the non-audit services were not inconsistent with the independent registered public accounting firm’s status as an independent registered public accounting firm. In addition, the committee received the written disclosures and letter from the independent registered public accounting firm required by PCAOB Rule 3526.

The committee also reviewed the report of management contained in our annual report on Form 10-K for the year 2009 filed with the SEC, as well as PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm (included in our annual report on Form 10-K). This report related to its audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.

Based on review and discussions with management and the independent registered public accounting firm, the committee recommended to the board that the company’s audited financial statements be included in its annual report on Form 10-K for the year ended December 31, 2009, for filing with the SEC. The committee also discussed the interim financial information contained in each quarterly earnings announcement and Form 10-Q with our chief financial officer and independent registered public accounting firm before public release.

The board and the audit committee believe that the audit committee’s current member composition satisfies the rule of the NYSE that governs audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by applicable NYSE rule. Each member of the committee is financially literate, knowledgeable and qualified to review financial statements. The board has determined that Steven B. Hildebrand and Gary R. Christopher qualify as “audit committee financial experts” under the rules of the SEC. During the year 2009, the committee met nine times.

Members of the Audit Committee:

Steven B. Hildebrand – Chairman

William B. Morgan

Gary R. Christopher

J. Michael Adcock

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The audit committee has appointed PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

FEES INCURRED FOR PRICEWATERHOUSECOOPERS LLP

The following table shows the fees for professional audit services provided by PricewaterhouseCoopers LLP for the integrated audit of the company’s annual financial statements for the years ended December 31, 2008 and 2009, and fees billed for other services during those years.

	2008 ($)	2009 ($)
Audit Fees(1)	600,000	600,000
Audit-Related Fees(2)	97,600	102,600
Tax Fees(3)	10,200	31,925
All Other Fees	-	-
Total	707,800	734,525

Notes to table:

(1)	Audit fees represent fees for professional services provided in connection with the integrated audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with the issuance of consents and assistance with review of documents filed with the SEC.

(2)	Audit-related fees consisted primarily of services provided in connection with audits of an employee benefit plan and oil and gas partnerships.

(3)	For fiscal 2008 and 2009, respectively, tax fees principally included tax compliance fees of $10,200 and $27,025, and tax advice fees of $0 and $4,900.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITOR

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Before incurring the following, management will submit a list of services and related fees expected to be rendered during that year within each of the following four categories of services to the audit committee for approval:

1.	Audit services include audit work performed on the financial statements, internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.	Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.	Tax services include all services, except those services specifically related to the audit of the financial statements performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4.	Other Fees are those associated with services not captured in the other categories. The company generally doesn’t request such services from the independent registered public accounting firm.

The audit committee pre-approves the independent registered public accounting firm’s services within each category. The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances (subject to certain de minimus exceptions), the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

The audit committee may (and has at various times in the past) delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2009, the following directors (none of whom was or had been an officer or employee of the company or any of its subsidiaries) served on the compensation committee: J. Michael Adcock, William B. Morgan, John H. Williams and Steven B. Hildebrand. There are no committee interlocks with other companies within the meaning of the SEC’s rules during 2009.

As more fully discussed in “RELATED PERSON TRANSACTIONS – CERTAIN TRANSACTIONS BETWEEN THE COMPANY AND ITS OFFICERS, DIRECTORS, NOMINEES FOR DIRECTOR AND THEIR ASSOCIATES,” certain directors and officers have, from time to time invested in limited partnerships that are formed and administered by one of the company’s subsidiaries.

ITEMS TO BE VOTED ON

ITEM 1: ELECTION OF DIRECTORS

Item 1 is the election of three directors to the board. Our Amended and Restated Certificate of Incorporation provides that the number of directors on our board may not be less than three nor more than ten. Our board currently is composed of nine members and is divided into three classes with each director serving for a three-year term. At each annual meeting, the term of one class expires. The term of service for those named directors serving in Class II expires at this meeting.

We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the board, or the board may reduce the number of directors to be elected.

If any director resigns, dies or is otherwise unable to serve out his or her term, or the board increases the number of directors, the board may fill the vacancy or elect the new director.

Our nominating and governance committee has recommended, and the board has approved, the nominees listed below to stand for election. Each nominee has previously been elected by our stockholders. Information concerning each nominee and each continuing director is provided below.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF ELECTING THE THREE NOMINEES.

Nominees For Director
Terms expiring at 2010 annual meeting (Class II)	William B. Morgan Age 65 Director since 1988	Mr. Morgan was elected a director of the company in 1988. Mr. Morgan retired in June 2007 from his position as Executive Vice President and General Counsel of St. John Health System, Inc., Tulsa, Oklahoma, and President of its principal for-profit subsidiary Utica Services, Inc., which positions he had held since 1995. Prior to joining St. John, he was Partner in the law firm of Doerner, Saunders, Daniel & Anderson, Tulsa, Oklahoma, and served as Adjunct Professor of Law at the University of Tulsa College of Law, where he taught Securities Regulation. During 1968 and 1969, he served as a United States Army Officer in Vietnam and was awarded several medals including the Bronze Star. Mr. Morgan has an undergraduate degree from Muhlenberg College, Allentown, Pennsylvania and a Juris Doctor from the University of Tulsa College of Law. Mr. Morgan is a member of numerous professional and Bar associations and various federal Bars including the United States Supreme Court. He has been listed in Who’s Who in American Law, Who’s Who in American Education and The Best Lawyers in America. Mr. Morgan is a Fellow of the American College of Healthcare Executives.
	John H. Williams Age 91 Director since 1988	Mr. Williams was elected a director of the company in December 1988. Mr. Williams is engaged in personal investments and has been for more than five years. He was Chairman of the Board and Chief Executive Officer of The Williams Companies, Inc. before retiring in 1978, and he continues to serve as an honorary director. Mr. Williams is, and for more than the last five years has been, a director and audit committee member of Apco Oil & Gas International, Inc. as well as an honorary director of Willbros Group, Inc. He formerly served as a director of Petrolera Entre Lomas S.A. In addition, Mr. Williams is a member of the Tulsa Performing Arts Center Trust and is a finance committee member and has served in those capacities since 1977. Mr. Williams was a 1977 inductee into the Oklahoma Hall of Fame, and a 2006 inductee into the University of Tulsa, Collins College of Business Hall of Fame.
	Larry D. Pinkston Age 55 Director since 2004	Mr. Pinkston joined the company in December 1981. He had served as Corporate Budget Director and Assistant Controller before being appointed Controller in February 1985. In December 1986, he was elected Treasurer and was elected to the position of Vice President and Chief Financial Officer in May 1989. In August 2003, he was elected to the position of President. He was elected a director by the board in January 2004. In February 2004, in addition to his position as President, he was elected to the office of Chief Operating Officer. Effective April 1, 2005, Mr. Pinkston was elected to the additional position of Chief Executive Officer. He holds a Bachelor of Science Degree in Accounting from East Central University of Oklahoma.
Continuing Directors
Terms expiring at 2011 annual meeting (Class III)	King P. Kirchner Age 82 Director since 1963	Mr. Kirchner, a co-founder of the company, has been a director since 1963. He served as Unit’s President until November 1983, as its Chief Executive Officer until June 30, 2001, and served as the Chairman of the Board until July 31, 2003. Mr. Kirchner is a Registered Professional Engineer within the State of Oklahoma, having received degrees in Mechanical Engineering from Oklahoma State University and in Petroleum Engineering, with honors, from the University of Oklahoma. Following graduation, he was employed by Lufkin Manufacturing as a development engineer for hydraulic pumping units. Prior to co-founding Unit, he served in the U.S. Army during the Korean War and after that as vice-president of engineering and operations for Woolaroc Oil Company. Mr. Kirchner is a 2006 inductee into both the Oklahoma Hall of Fame and the University of Tulsa, Collins College of Business Hall of Fame.
	J. Michael Adcock Age 61 Director since 1997	Mr. Adcock was elected a director in December 1997. He is an attorney and is currently a Co-trustee of the Don Bodard Trust, which is a private business trust that deals in real estate, oil and natural gas properties and other equity investments. He is Chairman of the Board of Arvest Bank, Shawnee, and a director, finance chair, and compensation committee member of Community Health Partners, Inc. Mr. Adcock is also a past director of Midwest Consolidated Plastics, LLC. Between 1997 and September 1998 he was the Chairman of the Board of Ameribank and President and Chief Executive Officer of American National Bank and Trust Company of Shawnee, Oklahoma, and Chairman of AmeriTrust Corporation, Tulsa, Oklahoma. Prior to holding these positions, he was engaged in the private practice of law and served as General Counsel for Ameribank Corporation.

	Steven B. Hildebrand Age 54 Director since 2008	Mr. Hildebrand was elected as a director in October 2008. Since March 2008, he has been engaged in the business of personal investments, Mr. Hildebrand retired in March 2008 from a 21-year tenure at Dollar Thrifty Automotive Group (NYSE: DTG), a car rental company, and its subsidiaries. Mr. Hildebrand was the Chief Financial Officer during his last ten years with Dollar Thrifty Automotive Group and before that served as Executive Vice President and Chief Financial Officer of Thrifty Rent-A-Car System, Inc., a subsidiary of Dollar Thrifty. Before joining Dollar Thrifty, Mr. Hildebrand served in several positions for Franklin Supply Company from 1980 to 1987 including Controller and Vice President of Finance. From 1976 to 1980, Mr. Hildebrand was with the public accounting firm Coopers & Lybrand, most recently as Audit Supervisor. Mr. Hildebrand has been designated by the board of directors as an audit committee financial expert. Mr. Hildebrand has served as a director for the Tulsa Area United Way for the last five years, and has served on its Finance and Audit Committee for the last four years.
Terms expiring 2012 annual meeting (Class I)	John G. Nikkel Age 75 Director since 1983	Mr. Nikkel joined the company as its President, Chief Operating Officer and a director in 1983. He was elected its Chief Executive Officer in July 2001 and Chairman of the Board in August 2003. Mr. Nikkel retired as an employee and as the Chief Executive Officer of the company on April 1, 2005. He currently holds the position of Chairman of the Board. From 1976 until January 1982 when he co-founded Nike Exploration Company, Mr. Nikkel was an officer and director of Cotton Petroleum Corporation, serving as the President of Cotton from 1979 until his departure. Before joining Cotton, Mr. Nikkel was employed by Amoco Production Company for 18 years, last serving as Division Geologist for Amoco’s Denver Division. Mr. Nikkel presently serves as President and a director of Nike Exploration Company, a family owned oil and gas investment company. Mr. Nikkel received a Bachelor of Science degree in Geology and Mathematics from Texas Christian University.
	Robert J. Sullivan Jr. Age 64 Director since 2005	Mr. Sullivan is a Principal with Sullivan and Company LLC, a family-owned independent oil and gas exploration and production company founded in 1958. He is also the Founder (1989) and served as Chairman and Chief Executive Officer of Lumen Energy Corporation prior to its sale in 2004. Mr. Sullivan was appointed to Oklahoma Governor Frank Keating’s Cabinet as Secretary of Energy in March 2002. He received a BBA from the University of Notre Dame, and a MBA from the University of Michigan. Mr. Sullivan is a Board Member of the Oklahoma Independent Petroleum Association, St. John Medical Center, St. Joseph Residence, and former Board Member of University of Notre Dame Alumni Association, Catholic Charities and Gatesway Foundation. He also is Trustee for the Monte Cassino Endowment Trust, a Member of the University of Notre Dame Irish Studies Advisory Council and Past Chairman of the following School Boards: Cascia Hall Preparatory School; Monte Cassino School and School of St. Mary.
	Gary R. Christopher Age 60 Director since 2005	Mr. Christopher is engaged in personal investments and consulting. Between August 1999 and January 2004, he served as President and Chief Executive Officer of PetroCorp Incorporated (a public oil and gas exploration company), and from March 1996 to August 1999 he served as the Acquisition Coordinator of Kaiser-Francis Oil Company. His other past professional experience includes serving as Vice President of Acquisitions for Indian Wells Oil Company, Senior Vice President and Manager of the Energy Lending Division of First National Bank of Tulsa and from 1991 to 1996 Senior Vice President and Manager of Energy Lending for Bank of Oklahoma. Previous to that, Mr. Christopher worked for Amerada Hess Corporation as a Reservoir Engineer and for Texaco, Inc. as a Production Engineer. Mr. Christopher is a member of the Society of Petroleum Engineers, Society of Petroleum Evaluation Engineers, and the Oklahoma Independent Petroleum Association. Mr. Christopher received a B.S. degree in Petroleum Engineering from the University of Missouri at Rolla. Mr. Christopher is a past Director of the Petroleum Club of Tulsa, Middle Bay Oil Company, Three Tech Energy, PetroCorp Incorporated and a present Director of the Summit Bank of Oklahoma.

The following table identifies our executive officers who are not directors as well as certain executive officers of our subsidiaries.

Name and Age as of the 2010 Annual Meeting	Position, Principal Occupation, Business Experience and Directorships
Mark E. Schell - Age 53	Senior Vice President, General Counsel and Secretary
David T. Merrill - Age 49	Chief Financial Officer and Treasurer
John Cromling - Age 62	Executive Vice President of Unit Drilling Company
Bradford J. Guidry - Age 54	Executive Vice President of Unit Petroleum Company
Robert H. Parks Jr. - Age 55	Manager of Superior Pipeline Company, L.L.C.
Richard E. Heck - Age 49	Vice President, Safety, Health and Environment

ITEM 2: APPROVAL OF THE UNIT CORPORATION 2000 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN, AS AMENDED AND RESTATED MAY 29, 2009.

On May 29, 2009, our board adopted, subject to stockholder approval, the Unit Corporation 2000 Directors’ Stock Option Plan as Amended and Restated May 29, 2009 (the “amended directors’ stock option plan”). This plan is intended to replace the Unit Corporation 2000 Non-Employee Directors’ Stock Option Plan as Amended and Restated August 25, 2004 (the “directors’ previous stock option plan”). If our stockholders approve the amended directors’ stock option plan, it will replace the directors’ previous stock option plan and no new options will be granted under the previous plan. If our stockholders reject the amended plan, the previous plan will terminate under its own terms effective May 30, 2010 and no option plan will be in place for our non-employee directors.

The following table sets forth information about this plan, which is further explained by the Questions and Answers that follow it:

New Plan Benefits Table

Unit Corporation 2000 Non-Employee Directors’ Stock Option Plan As Amended and Restated May 29, 2009
Name and Position	Dollar Value($)(1)	Number of Shares
Larry D. Pinkston	0	0
Mark E. Schell	0	0
David T. Merrill	0	0
Bradford J. Guidry	0	0
John Cromling	0	0
Executive Group	0	0
Each Individual Non- employee Director	0	3,063
Non-Executive Director Group (8 persons)	0	24,504
Non-Executive Officer Employee Group	0	0

Note to Table:

(1) These amounts represent what the non-employee directors would have received in 2009 had the plan been effective for 2009. The shares are contingent on stockholder approval and were awarded on May 29, 2009, when the closing price of our common stock on the NYSE was $33.51 per share. The closing price of our common stock on the NYSE on March 9, 2010 was $45.87.

The following discussion provides you with summary information regarding the proposed plan, but it is not intended to be a complete description of the plan, and you should review the amended directors’ stock option plan in its entirety, a copy of which is provided at Appendix A of this proxy statement.

Q:	Who will participate in the plan?

A:	Only our directors who are not also employees will participate in the plan. Currently we have eight directors who are not employees: Messrs. Nikkel, Kirchner, Adcock, Christopher, Morgan, Williams, Sullivan and Hildebrand.

Q:	Why has the board proposed that the plan be adopted?

A:	Our board believes that our continued growth and profitability depends, in part, on our ability to attract and retain highly qualified outside directors. One way we have achieved this objective is through the benefits we have been able to provide to our directors, including the benefits available under the current version of this plan.

Q:	How many shares will be reserved for issuance under the plan?

A:

510,000 shares will be reserved under this plan. This is an increase of 300,000 shares from the terms of the previous directors’ stock option plan, which had provided for 210,000 shares to be reserved. Of the proposed 510,000 shares available under the amended plan, and after giving effect to the catch-up stock option awards described below, 275,496 shares will remain available for issuance under the plan to our non- employee directors during the seven year period between May 30, 2010 and May 30, 2017.

Q:	What will the participants receive?

A:	The plan as amended provides that, just as in years past, each participant will automatically receive, on the day after each annual meeting of stockholders, a nonqualified option to purchase 3,500 shares of our common stock. Each option can be exercised six months after it is granted, and the option price will be the closing price of our stock on the date of the option grant. In addition to the 3,500 annual option awards, each of our eight non-employee directors has received, subject to stockholder approval of the plan as amended, a one-time catch-up stock option award of 3,063 shares with an exercise price of $33.51 per share, which will vest immediately on the date that stockholder approval is granted. In the event that stockholder approval is not obtained, the catch-up stock option award will be forfeited.

Q:	What is the market value of the common stock underlying the options?

A:	Our calculation of the market value of options is based on the Black-Scholes model, which uses the grant date fair value of the stock along with estimated values for volatility, dividend yield, risk free interest rate, expected life and forfeiture rate. The estimated fair value for the one-time catch-up option shares is $.3 million based on the difference between the May 29, 2009 closing stock price of $33.51 per share (exercise price) and $45.87, the closing price on March 9, 2010.

Q:	Who will administer the plan?

A:	The compensation committee of the board of directors will administer the plan. This committee has the authority to exercise all the powers and authorities either specifically granted to it under the plan or necessary or advisable in the administration of the plan.

Q:	Can the exercise price of an option be repriced under the amended plan?

A:	No. Once the option has been granted, the plan prohibits the subsequent repricing of that option’s exercise price.

Q:	What happens if an option award is cancelled or forfeited?

A:	If any option granted under the plan is forfeited, canceled, or surrendered or if an option otherwise terminates or expires without having been exercised, the shares of common stock with respect to the option will, to the extent of any such forfeiture, cancellation, surrender, termination, or expiration, again be available for issuance under the plan.

Q:	How will a participant be entitled to pay the exercise price of an option?

A:	The exercise price may be paid in cash, by the surrender of shares of common stock previously owned by the participant (provided that any shares of common stock surrendered must have been held by the participant for a period of time prescribed by the committee) or a combination of cash and shares.

Q:	When can a participant exercise an option?

A:	An award will have an exercise period of ten years and can be exercised starting six months from when it is granted.

Q:	Can an option be transferred?

A:	Options may not be transferred by a participant except by will or the laws of descent and distribution, may be exercised during the lifetime of a participant only by such participant or his or her guardian or legal representative, and may not be subject to any encumbrance, claim or charge of any kind.

Q:	Can the plan be amended or terminated?

A:	Yes. Our board of directors may at any time and from time to time alter, amend, suspend or terminate the plan in whole or in part. However, any such amendment will be subject to stockholder approval if and to the extent such stockholder approval is required by applicable law or the rules of the national securities exchange on which the common stock is principally traded. No such amendment, suspension, or termination may adversely affect the rights of a participant under the plan without the participant’s consent. Unless earlier terminated by the board, the amended plan will terminate on May 30, 2017.

Q:	What are the federal income tax consequences of awards under the plan?

A:	A participant will not recognize any taxable income on the grant of a nonqualified stock option, and we will not be entitled to a tax deduction with respect to the grant of a nonqualified stock option. On exercise, the excess of the fair market value of a share of common stock on the exercise date over the option exercise price will be taxable as ordinary income to the participant and will be subject applicable withholding taxes. We will generally be entitled to a tax deduction at such time in the amount of such ordinary income. In the event of a sale of a share of common stock received upon the exercise of a nonqualified stock option, any appreciation or depreciation after the exercise date will be taxed as capital gain or loss and will be long-term capital gain or loss if the requisite long-term capital gains holding period for such common stock has been satisfied.

Q:	Are there any other differences between the amended directors’ stock option plan and the previous directors’ stock option plan?

A:	The only other change to the amended plan not discussed above is that a “claw back provision” has been added. A claw back provision provides that, in certain circumstances involving the participant’s misconduct, the company can “claw back” the options granted to the participant under the plan. This sort of provision is added to provide a measure of protection to the company to prevent a dishonest participant from benefiting from his or her misconduct.

Again, the above discussion is only a brief summary of the plan and the tax consequences under the plan. It is not intended to be exhaustive. The full text of the plan, as adopted by the board of directors, is included as Appendix A to this proxy statement, beginning at page A-1. We encourage you to read that plan document.

The following table gives information about our shares of common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2009.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Further Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column)
	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	356,22	(2)	37.36	1,667,754	(3)
Equity compensation plan not approved by security holders	24,504	(4)	33.51	275,496	(4)
Total	380,725		$37.11	1,943,250

Notes to table:

(1)	Shares awarded under all above plans may be newly issued, from our treasury or acquired in the open market.

(2)	This number includes the following:

212,725 stock options outstanding under the Unit Corporation Amended and Restated Stock Option Plan.

143,496 stock options outstanding under the Unit Corporation 2000 Non-Employee Directors’ Stock Option Plan.

(3)	This number reflects 4 shares available for issuance under the Unit Corporation 2000 Non-Employee Directors’ Stock Option Plan and 1,667,750 shares available for issuance under the Unit Corporation Stock and Incentive Compensation Plan. No more than 2,000,000 of the shares available under the Unit Corporation Stock and Incentive Compensation Plan may be issued as “incentive stock options” and all of the shares available under this plan may be issued as restricted stock. In addition, shares related to grants that are forfeited, terminated, cancelled, expire unexercised, or settled in such manner that all or some of the shares are not issued to a participant shall immediately become available for issuance.

(4)	On May 29, 2009, Unit Corporation through its compensation committee and board of directors, approved amendments to the existing Non-Employee Directors Stock Option Plan. The amendments extended the plan term from May 30, 2010 to May 30, 2017 and increased the aggregate number of shares that may be issued by 300,000. Also on May 29, 2009 a one-time grant of 3,063 shares were made to each non-employee director, the contingent option awards. These awards cannot vest before the stockholder’s approve this amended plan, and will be void in the event such approval is not obtained.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE UNIT CORPORATION 2000 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN, AS AMENDED AND RESTATED MAY 9, 2009.

ITEM 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2010 fiscal year. We are asking you to ratify and approve that action. A representative of PricewaterhouseCoopers LLP, will attend the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions.

Although the law does not require this ratification, the audit committee believes that you should be given the opportunity to express your views on this matter. However, even if you ratify the selection, the audit committee may still appoint a new independent registered public accounting firm at any time if it believes that such change would be in the best interest of the company and its stockholders. Failure to ratify this selection is not binding on the audit committee. However, if our stockholders do not ratify this selection, the audit committee will reconsider the appointment.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL, WHICH VOTE WILL ACT TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of the forms furnished to us, we believe that during 2009 all Section 16(a) filing requirements applicable to our reporting persons were complied with other than: Messrs. Pinkston and Parks each filed one late Form 4 reporting one transaction and a Form 5 reporting one other late Form 4 transaction; Messrs. Schell and Merrill each filed one late Form 4 reporting one transaction, and Messrs. Cromling and Hayes each filed a Form 5 reflecting one late Form 4 transaction.

MATTERS WHICH MAY COME BEFORE THE MEETING

The board does not intend to bring any other matters before the meeting, nor do we know of any matters that other persons intend to bring before the meeting. However, should other matters not mentioned in this proxy statement properly come before the meeting, the persons named in the accompanying proxy card will vote on them in accordance with their best judgment.

2011 STOCKHOLDER PROPOSALS OR NOMINATIONS

Stockholder proposals.  For a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, the written proposal must be received by our corporate secretary at our principal executive offices no later than November 15, 2010. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in the company’s proxy statement is instead a reasonable time before the company begins to print and mail its proxy materials. These proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

Unit Corporation

7130 South Lewis, Suite 1000

Tulsa, Oklahoma 74136

Fax: (918) 493-7711

For a stockholder proposal that is not intended to be included in the company’s proxy statement under Rule 14a-8, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of our common stock to approve that proposal, provide the information required by our bylaws and give timely notice to our corporate secretary in accordance with the bylaws, which, in general, require that the notice be received by our corporate secretary:

•	Not earlier than the close of business on January 5, 2011; and

•	Not later than the close of business on February 3, 2011.

If the date of the stockholder meeting is moved more than 30 days before or 70 days after the anniversary date of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days before the meeting and no later than the close of business on the later of the following two dates:

•	90 days before the meeting; and

•	10 days after public announcement of the meeting date.

Nomination of director candidates.  You may propose director candidates for consideration by the board’s nominating and governance committee. Any recommendation should include the nominee’s name and qualifications for board membership and should be directed to our corporate secretary at the address of our principal executive offices set forth above. In addition, our bylaws permit a stockholder to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of our shares of common stock to elect the nominee and provide the information required by our bylaws, including a statement by the stockholder identifying (i) the name and address of the stockholder, as they appear on the company’s books, and of the beneficial owner, if any, on whose behalf the nomination or proposal is made, (ii) the class and number of shares of our common stock which are owned beneficially and of record by the stockholder (and such beneficial owner), (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss or manage risk of a stock price change for or to increase the voting power of such stockholder or beneficial owner with respect to any shares of stock of the corporation, (iv) a representation that the stockholder is a holder of record of shares of our common stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the nomination, and (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form a proxy to holders of at least the percentage of our common stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of the nomination. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by the corporate secretary within the time period described above under “Stockholder Proposals.”

CONTACTING US

From time to time, we receive calls from stockholders asking how they can contact us. The following options are available.

•	If you would like to receive information about the company:

Our home page on the Internet, located at http://www.unitcorp.com, gives you access to certain information regarding the company. This site contains our press releases, financial information and stock quotes, as well as our SEC filings. An online version of this proxy statement is also located on the site.

•	If you would like to contact us direct, please call our Investor Relation Department at (918) 493-7700, or send your correspondence to the following address:

Unit Corporation

Investor Relations

7130 South Lewis, Suite 1000

Tulsa, Oklahoma 74136

AVAILABILITY OF OUR FORM 10-K, ANNUAL REPORT AND PROXY STATEMENT

Copies of our Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC, may be obtained without charge by writing to: Mark E. Schell, Secretary, Unit Corporation, 7130 South Lewis, Suite 1000, Tulsa, Oklahoma 74136. You also may view a copy of the Form 10-K electronically by accessing our website at www.unitcorp.com/corpgov.html.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 5, 2010

You may access our 2009 annual report and this proxy statement and our form of proxy for our May 5, 2010 annual meeting of stockholders at our website at www.unitcorp.com/corpgov.html, which does not have “cookies” that identify visitors to the site.

INCORPORATION BY REFERENCE

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this proxy statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC), will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or any other filing that we make with the SEC.

APPENDIX A

UNIT CORPORATION

2000

NON-EMPLOYEE DIRECTORS’

STOCK OPTION PLAN

as

Amended and Restated

May 29, 2009

UNIT CORPORATION

2000

NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

The purposes of the Unit Corporation 2000 Non-Employee Directors’ Stock Option Plan (the “Plan”) are to promote the long-term success of Unit Corporation (the “Company”) by creating a long-term mutuality of interests between the non-employee Directors and stockholders of the Company, to provide an additional inducement for such Directors to remain with the Company and to provide a means through which the Company may attract able persons to serve as Directors of the Company.

SECTION I

Administration

The Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) shall administer the Plan. All of the members of the Committee shall be non-employee directors. The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan, as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. All questions of interpretation and application of the Plan, or as to stock options granted under the Plan, shall be subject to the determination of the Committee, which shall be final and binding.

Notwithstanding the above, the selection of the Directors to whom stock options are to be granted, the timing of such grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option shall be as hereinafter provided, and the Committee shall have no discretion as to such matters.

SECTION 2

Shares Available under the Plan

The aggregate number of shares which may be issued or delivered and as to which grants of stock options may be made under the Plan is 510,000 shares of Common Stock, $.20 par value, of the Company (the “Common Stock”), subject to adjustment and substitution as set forth in Section 5. If any stock option granted under the Plan is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject thereto shall again be available for purposes of the Plan. The shares which may be issued or delivered under the Plan may be either authorized but unissued shares or reacquired shares or partly each, as shall be determined from time to time by the Board.

SECTION 3

Grant of Stock Options

On the first business day following the day of each annual meeting of the stockholders of the Company, each person who is then a member of the Board and who is not then an employee of the Company or any of its subsidiaries (a “non-employee Director”) shall automatically and without further action by the Board or the Committee be granted a stock option to purchase 3,500 shares of Common Stock, subject to adjustment and substitution as set forth in Section 5. If the number of shares then remaining available for the grant of stock options under the Plan is not sufficient for each non-employee Director to be granted an option for 3,500 shares of common stock (or the number of adjusted or substituted shares pursuant to Section 5), then each non-employee Director shall be granted an option for a number of whole shares equal to the number of shares then remaining available divided by the number of non-employee Directors, disregarding any fractions of a share. Solely for purposes of satisfying a deficiency of shares available for the grant of stock options available to non-employee Directors on the day after the 2009 annual meeting of the Company’s stockholders, in addition to the 437 shares available for the grant of options made to each non-employee Director on May 7, 2009, each non-employee Director shall receive an additional grant of stock options for 3,063 shares on May 29, 2009, provided, however, that none of these options for 3,063 additional shares (the “2009 Option Award Balance”) shall vest unless and until this Plan is approved by the Company’s stockholders. In the event such stockholder approval is not obtained, then each 2009 Option Award Balance shall be forfeited.

SECTION 4

Terms and Conditions of Stock Options

Stock options granted under the Plan shall be subject to the following terms and conditions:

(A)      The purchase price at which each stock option may be exercised (the “option price”) shall be one hundred percent (100%) of the fair market value per share of the Common Stock covered by the stock option on the date of grant, determined as provided in Section 4(G). Notwithstanding any other provision of this Plan, the purchase price of an outstanding option shall not be subject to modification or amendment subsequent to the date of grant of such option.

(B)      The option price for each stock option shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order). Provided, however, that in lieu of such cash the person exercising the stock option may pay the option price in whole or in part by delivering to the Company shares of the Common Stock having a fair market value on the date of exercise of the stock option, determined as provided in Section 4(G) equal to the option price for the shares being purchased; except that (i) any portion of the option price representing a fraction of a share shall in any event be paid in cash and (ii) no shares of the Common Stock which have been held for less than six months may be delivered in payment of the option price of a stock option. The date of exercise of a stock option shall be determined under procedures established by the Committee, and, as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised. Payment of the option price with shares shall not increase the number of shares of the Common Stock, which may be issued or delivered under the Plan as provided in Section 2.

(C)      No stock option shall be exercisable during the first six months of its term except in case of death as provided in Section 4(E), provided, however, that no 2009 Option Award Balance shall be exercisable under any circumstance until after approval of this Plan by the Company’s stockholders. Subject to the terms of Section 4(E) providing for earlier termination of a stock option, no stock option shall be exercisable after the expiration of ten years from the date of grant. A stock option to the extent exercisable at any time may be exercised in whole or in part.

(D)      No stock option shall be transferable by the grantee otherwise than by will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death. All stock options shall be exercisable during the lifetime of the grantee only by the grantee or the grantee’s guardian or legal representative.

(E)      If a grantee ceases to be a Director of the Company, any outstanding stock options held by the grantee shall be exercisable and shall terminate, according to the following provisions:

(i)	If a grantee ceases to be a Director of the Company for any reason other than retirement, disability, resignation, removal for cause or death, any then outstanding stock option held by such grantee shall be exercisable by the grantee (but only to the extent exercisable by the grantee immediately prior to ceasing to be a Director) at any time prior to the regular expiration date of such stock option or within one year after the date the grantee ceases to be a Director, whichever is the shorter period.

(ii)	If during his or her term of office as a Director a grantee is removed from office for cause, any outstanding stock option held by the grantee which is not exercisable by the grantee immediately prior to removal shall terminate as of the date of removal, and any outstanding stock option held by the grantee which is exercisable by the grantee immediately prior to removal shall be exercisable by the grantee at any time prior to the regular expiration date of such stock option or within 30 days after the date of removal, whichever is the shorter period.

(iii)	If a grantee ceases to be a Director of the Company by reason of death, retirement, resignation or disability, any then outstanding stock option held by such grantee shall be exercisable by the grantee (but in the case of resignation, retirement or disability only to the extent exercisable by the grantee immediately prior to ceasing to be a Director and in the case of death whether or not exercisable by the grantee immediately prior to death) at any time prior to the regular expiration date of such stock option or within 24 months after the date the grantee ceases to be a Director, whichever is the shorter period. In the event of the death of the grantee, the stock options shall be exercisable by the person entitled to do so under the Will of the grantee, or, if the grantee fails to make testamentary disposition of the stock options or shall die intestate, by the legal representative of the grantee.

(F)      All stock options shall be confirmed by an agreement, or an amendment thereto, which shall be executed on behalf of the Company by the Chief Executive Officer (if other than the President), the President or any Vice President and by the grantee.

(G)      Fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon): (a) if the Common Stock is listed on the New York Stock Exchange, the closing price per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (b) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the Securities Exchange Act of 1934 (the “1934 Act”) on which the Common Stock is listed, or (c) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealer Automated Quotations System or any successor system then in use (“NASDAQ”). If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective number of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 4(G).

(H)      The obligation of the Company to issue or deliver shares of the Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance upon each stock exchange, if any, on which the Common Stock shares may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

(I)      Forfeiture of Stock Options. If at any time during grantee’s tenure as a Director, the Committee determines that grantee has engaged in any activity in competition with any activity of the company or its subsidiaries, or activity or conduct that is inimical, contrary or harmful to the interests of the company or its subsidiaries, including but not limited to:

(i)	Conduct relating to a Director’s duties to the company for which either criminal or civil penalties against the Director may be sought;

(ii)	Conduct or activity that results in the termination of a Director’s tenure because of his or her: (a) failure to abide by the Company’s rules and regulations governing the transaction of its business, including without limitation, its Code of Business Ethics and Conduct; (b) inattention to duties, or the commission of acts while in the position of director which acts amount to gross negligence or misconduct; (c) misappropriation of funds or property of the Company or its subsidiaries or committing any fraud against the Company or any of its subsidiaries or against any other person or entity while serving as a Director of the Company, or (d) misappropriation of any corporate opportunity, or otherwise obtaining personal profit from any transaction which is adverse to the interests of the Company or any of its subsidiaries or to the benefits of which the Company or its subsidiaries are entitled; or (e) the commission of a felony or other crime involving moral turpitude;

(iii)	Accepting employment with, acquiring a 5% or more equity or participation interest in, serving as a consultant, advisor, director or agent of, directly or indirectly soliciting or recruiting any employee of the Company or any of its subsidiaries who was employed at any time during the Director’s tenure with the Company or any of its subsidiaries, or otherwise assisting in any other capacity or manner any company or enterprise that is directly or indirectly in competition with or acting against the interests of the Company or any of its subsidiaries (a “competitor”), except for (a) any isolated, sporadic accommodation or assistance provided to a competitor, at its request, by the Director during his or her tenure with the Company, but only if provided in the good faith and reasonable belief that such action would benefit the Company or any of its subsidiaries by promoting good business relations with the competitor and would not harm the Company’s or any of its subsidiaries’ interests in any substantial manner or (b) any other service or assistance that is provided at the request or with the written permission of the Company or any of its subsidiaries;

(iv)	Disclosing or misusing any confidential information or material concerning the Company or any of its subsidiaries; or

(v)	making any statement or disclosing any information to any customers, suppliers, lessors, lessees, licensors, licensees, regulators, employees or others with whom the Company or any of its subsidiaries engages in business that is defamatory or derogatory with respect to the business, operations, technology, management, or other employees of the Company or any of its subsidiaries, or taking any other action that could reasonably be expected to injure the Company or any of its subsidiaries in their business relationships with any of the foregoing parties or result in any other detrimental effect on the Company or any of its subsidiaries;

then on the date on which the Director breached this Section 4 (I) as determined by the Committee and (a) all of the Director’s vested stock options acquired under this Plan (or other securities into which those stock options have been exercised, converted or exchanged) shall be returned to the Company or, if no longer held by the director, and the director shall pay to the Company, without interest, all cash, securities or other assets received by him or her on the sale or transfer of such stock or securities, and (ii) all unvested stock options shall be forfeited.

(vi)	If a Director owes any amount under the above subsections of this Section 4, the Company may, to the fullest extent permitted by applicable law, deduct such amount from any amounts the Company owes the Director from time to time for any reason (including without limitation amounts owed as fees, reimbursements or other compensation, or fringe benefits).

Subject to the foregoing provisions of this Section 4 and the other provisions of the Plan, any stock option granted under the Plan may be subject to such restrictions and other terms and conditions if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement referred to in Section 4(F), or an amendment thereto.

SECTION 5

Adjustment and Substitution of Shares

If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock set forth in Section 3, the number of shares of the Common Stock then subject to any outstanding stock options and the number of shares of the Common Stock which may be issued or delivered under the Plan but are not then subject to outstanding stock options shall be adjusted by adding thereto the number of shares of the Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution.

If the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock, other securities or other property of the Company or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of the Common Stock set forth in Section 3, for each share of the Common Stock subject to any then outstanding stock option, and for each share of the Common Stock which may be issued or delivered under the Plan but which is not then subject to any outstanding stock option, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable.

In case of any adjustment or substitution as provided for in this Section 5, the aggregate option price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

No adjustment or substitution provided for in this Section 5 shall require the Company to issue or deliver or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities, which result from any such adjustment or substitution, shall be eliminated and not carried forward to any subsequent adjustment or substitution.

SECTION 6

Effect of the Plan on the Rights of Company and Stockholders

Nothing in the Plan, in any stock option granted under the Plan, or in any stock option agreement shall confer any right to any person to continue as a Director of the Company or interfere in any way with the rights of the stockholders of the Company or the Board of Directors to elect and remove Directors.

SECTION 7

Amendment and Termination

The right to amend the Plan at any time and from time to time and the right to terminate the Plan at any time are hereby specifically reserved to the Board; provided always that no such termination shall terminate any outstanding stock options granted under the Plan; and provided further that no amendment of the Plan shall (a) be made without stockholder approval if stockholder approval of the amendment is at the time required for stock options under the Plan to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3 or by the rules of any stock exchange on which the Common Stock may then be listed, (b) amend more than once every six months the provisions of the Plan relating to the selection of the Directors to whom stock options are to be granted, the timing of such grants, the number of shares subject to any stock option, the periods during which any stock option may be exercised and the term of any stock option other than to comport with changes in the

Internal Revenue Code of 1986 or the rules and regulations thereunder, (c) otherwise amend the Plan in any manner that would cause stock options under the Plan not to qualify for the exemption provided by Rule 16b-3 or (d) modify or amend the purchase price of any outstanding option No amendment or termination of the Plan shall, without the written consent of the holder of a stock option theretofore awarded under the Plan, adversely affect the rights of such holder with respect thereto.

Notwithstanding anything contained in the preceding paragraph or any other provision of the Plan or any stock option agreement, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for stock options granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the 1934 Act), and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding stock options theretofore granted under the Plan notwithstanding any contrary provisions contained in any stock option agreement. In the event of any such amendment to the Plan, the holder of any stock option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability of such option, execute a conforming amendment in the form prescribed by the Committee to the stock option agreement referred to in Section 4(F) within such reasonable time as the Committee shall specify in such request.

SECTION 8

Effective Date and Duration of Plan

The effective date of the Plan shall be the date of its approval by the stockholders of the Company and it shall end on May 30, 2017. Notwithstanding any other provisions contained in the Plan other than the 2009 Option Award Balances, no stock option shall be granted under the Plan until after such stockholder approval. No stock option may be granted under the Plan subsequent to May 30, 2017.

IN WITNESS WHEREOF the Board of Directors as of the 29th day of May, 2009 has adopted this Plan.

UNIT CORPORATION

	By:	/s/ John G. Nikkel
John G. Nikkel
Chairman of the Board
of Directors
[Corporate Seal]

ATTEST:

/s/ Mark E. Schell
Mark E. Schell, Secretary

	0		¢

UNIT CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

UNIT CORPORATION

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints Larry D. Pinkston and Mark E. Schell proxies for the undersigned, each of them with full power of substitution, to vote all shares of the company which the undersigned may be entitled to vote at the 2010 Annual Meeting of Stockholders, or at any adjournments of the meeting, on the matters set out on this proxy card and on such other business as may properly come before the meeting.

(Continued and to be signed on the reverse side.)

¢		14475	¢

ANNUAL MEETING OF STOCKHOLDERS OF

UNIT CORPORATION

May 5, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.unitcorp.com/corpreports.html

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

”  Please detach along perforated line and mail in the envelope provided.  ”

¢	20333000000000000000 6	050510

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:			2.	Approve the Unit Corporation 2000 Non-Employee Directors Stock Option Plan as Amended and Restated May 29, 2009.	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O William B. Morgan O John H. Williams O Larry D. Pinkston		3.	To ratify the selection of PricewaterhouseCoopers LLP as the company’s independent public accounting firm for the year 2010.	☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

ANNUAL MEETING OF STOCKHOLDERS OF

UNIT CORPORATION

May 5, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.	COMPANY NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	ACCOUNT NUMBER
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.unitcorp.com/corpreports.html

”  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ”

¢	20333000000000000000 6	050510

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:			2.	Approve the Unit Corporation 2000 Non-Employee Directors Stock Option Plan as Amended and Restated May 29, 2009.	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O William B. Morgan O John H. Williams O Larry D. Pinkston		3.	To ratify the selection of PricewaterhouseCoopers LLP as the company’s independent public accounting firm for the year 2010.	☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢